UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Heron Lake BioEnergy, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Heron Lake BioEnergy, LLC

91246 390th Avenue
Heron Lake, Minnesota 56137
(507) 793-0077

NOTICE OF ANNUAL MEETING OF MEMBERS
To Be Held [* * * * *], 2011

TO THE MEMBERS OF
HERON LAKE BIOENERGY, LLC:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Members of Heron Lake BioEnergy, LLC, a Minnesota limited liability company, will be held on [* * * * *], 2011, at [* * *] local time, at the Heron Lake Community Center, 312 10th Street, Heron Lake, Minnesota 56137, for the following purpose:

To approve amendments to the First Amended and Restated Articles of Organization and the Member Control Agreement to: (i) increase the number of authorized Class A Units by 30,000,000 units; (ii) automatically convert each issued and outstanding Class B Unit to a Class A Unit; (iii) fix the number of governors serving on the Board of Governors at nine (9); (iv) adjust the appointment rights of Project Viking to reflect the May 19, 2011 subscription agreement between Heron Lake BioEnergy and Project Viking; and (v) re-stagger the terms of the elected governors serving on the Board of Governors.

Only holders of record of Heron Lake BioEnergy, LLC’s Class A units and Class B units at the close of business on July 29, 2011 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

Each member is invited to attend the Annual Meeting in person.  Whether or not you plan to attend in person, please mark, date and sign the enclosed proxy, and return it promptly by mail or facsimile.  Instructions for voting by proxy are included in the enclosed proxy statement and on the proxy itself.  All proxies must be received no later than 5:00 p.m. on [* * * * *], 2011 to be voted at the Annual Meeting.

On the proxy, the signature or signatures must match the exact name or names as they appear on our records.  For example, if held in joint ownership, all persons must sign.  Trustees, administrators, custodians etc., should indicate their title and authority.  Corporations or limited liability companies or other entities should provide full name of the entity and title of the authorized officer signing the proxy.

By Order of the Board of Governors

/s/ David J. Woestehoff

David J. Woestehoff
Secretary of the Board of Governors
[ ], 2011

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING,
PLEASE MARK, DATE AND SIGN THE PROXY AND RETURN IT
IN THE ENCLOSED ENVELOPE OR BY FACSIMILE AS SOON AS POSSIBLE.

IMPORTANT NOTICE REGARDING AVAILABILITY

OF PROXY MATERIALS FOR THE 2011 ANNUAL  MEETING OF MEMBERS

TO BE HELD ON [* * * * *], 2011

Heron Lake BioEnergy, LLC is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet.

You may access the following proxy materials as of the date they are first mailed to our members at www.heronlakebioenergy.com by following the link for “SEC Filings”:

•                  Notice of 2011 Annual Meeting of Members to be held on [* * * * *], 2011;

•                  Proxy Statement for 2011 Annual Meeting of Members to be held on [* * * * *], 2011;

•                  Annual Report on Form 10-K for the fiscal year ended October 31, 2010; and

•                  Quarterly Report on Form 10-Q for the fiscal quarters ended January 31, 2011 and April 30, 2011.

These proxy materials are available free of charge and will remain available through the conclusion of the Annual Meeting.  Additionally, we will not collect information, such as “cookies,” that would allow us to identify visitors to the site.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	27
PROPOSAL 1: AMENDMENT TO FIRST AMENDED AND RESTATED ARTICLES OF ORGANIZATION AND MEMBER CONTROL AGREEMENT	28
MEMBER PROPOSALS FOR 2012 ANNUAL MEETING	31
ANNUAL REPORT AND AUDITED FINANCIAL STATEMENTS	31
OTHER BUSINESS	31

Heron Lake BioEnergy, LLC

91246 390th Avenue

Heron Lake, Minnesota 56137

(507) 793-0077

PROXY STATEMENT

Solicitation of Proxies

The accompanying Proxy is solicited on behalf of the Board of Governors of Heron Lake BioEnergy, LLC (“we” the “Company” or “Heron Lake BioEnergy”) for use at the Annual Meeting of Members to be held on [* * * * *], 2011, at [* * *] p.m. local time at the Heron Lake Community Center, 312 10th Street, Heron Lake, Minnesota 56137, and at any postponements or adjournments thereof (the “Meeting”).  The mailing of this proxy statement to our members commenced on [              ], 2011.

Cost and Method of Solicitation

This solicitation of proxies to be voted at the Meeting is being made by our Board of Governors.  The cost of this solicitation of proxies will be borne by us.  In addition to solicitation by mail, our officers, governors and employees may solicit proxies by telephone or in person.  We may also request banks and brokers to solicit their customers who have a beneficial interest in our units registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

Voting

The total number of units outstanding and entitled to vote at the Meeting as of July 29, 2011 consisted of 30,208,074 Class A units and 7,000,000 Class B units (collectively referred to in this proxy statement as “units”).  Each member may cast one vote for each unit held.  Only members of record at the close of business on July 29, 2011 will be entitled to vote at the Meeting.  Members are not entitled to cumulate their voting power for the election of governors.

All members are cordially invited to attend the Meeting in person.  Whether or not you expect to attend the Meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the Meeting.  You may return the proxy by mail in the enclosed postage prepaid return envelope or by facsimile to (507) 793-0078.  All proxies must be received no later than 5:00 p.m. on [* * * * *], 2011 to be voted at the Meeting.

On the proxy, the signature or signatures must match the exact name or names as they appear on our records.  For example, if held in joint ownership, all persons must sign. Trustees, administrators, custodians etc., should indicate their title and authority.  Corporations or limited liability companies or other entities should provide full name of the entity and title of the authorized officer signing the proxy.

Please note that if your units are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, (i) you must bring to the Meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the units; and (ii) you must obtain from the broker, bank or other nominee record holder a proxy issued in your name.

If you sign and return the proxy on time, the individuals named on the proxy will vote your units as you have directed.  If you just sign and submit your proxy without voting instructions, your units will be voted “FOR” Proposal 1: Amendment to First Amended and Restated Articles of Organization and Member Control Agreement.

Quorum Requirement

At the Meeting, a majority in interest of members, represented in person or by proxy, constitutes a quorum necessary for the transaction of business.  “Majority in interest” means members holding more than 50% of the units then held by all members.  Because there is an aggregate total of 37,208,074 Class A and Class B units held by all members, a quorum for the Meeting is 18,604,038 units present in person or by proxy.  However, as described below, not all members are entitled to vote in the election of governors.

Votes Required For Proposal

There is only one proposal being presented at the Annual Meeting and that proposal relates to the amendment of the Company’s Articles of Organization and Member Control Agreement.  Because a larger proportion of the affirmative vote of the members is required to amend the Member Control Agreement than is required by Chapter 322B of the Minnesota Statutes to amend the Articles, and amendment of both governing documents is required to increase the number of authorized Class A units, the Member Control Agreement controls.  The affirmative vote of the holders of a majority in interest of the members, represented in person or by proxy, is required for approval of Proposal 1: Amendment to First Amended and Restated Articles of Organization and Member Control Agreement.  “Majority in interest” means members holding more than 50% of the units then held by all members.  Because there is an aggregate total of 37,208,074 Class A and Class B units held by all members, the affirmative vote of members holding 18,604,038 units, represented in person or by proxy, is required for approval of Proposal 1: Amendment to First Amended and Restated Articles of Organization and Member Control Agreement.  You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal 1.

Abstentions will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but are not counted for the purposes of determining whether members have approved that matter.  Therefore, if you abstain from voting on Proposal 1, it has the same effect as a vote against that proposal.

Other Matters To Be Acted Upon

So far as our management is aware, no matters other than the proposal as described in this proxy statement will be acted upon at the Meeting.  In the event that any other matters properly come before the Meeting calling for a vote of members, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

Revoking a Proxy

You may change your vote and revoke your proxy at any time before it is voted by:

•                  Sending a written statement to that effect to the Secretary of the Board of Governors of Heron Lake BioEnergy, LLC at  91246 390th Avenue, Heron Lake, Minnesota 56137 or by fax at (507) 793-0078 to arrive at Heron Lake BioEnergy, LLC prior to 5:00 p.m. on [* * * * *], 2011;

•                  Submitting a properly signed proxy with a later date to arrive at Heron Lake BioEnergy, LLC prior to 5:00 p.m. on [* * * * *], 2011; or

•                  Voting in person at the Meeting.

All units represented by valid, unrevoked proxies will be voted at the Meeting and any adjournment(s) or postponement(s) thereof.  Our principal offices are located at 91246 390th Avenue, Heron Lake, Minnesota 56137, and our telephone number is (507) 793-0077.  Our fax number is (507) 793-0078.

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING AND VOTING

The following questions and answers address briefly some commonly asked questions regarding the Meeting and voting.  These questions and answers may not address all questions that may be important to you as a member.  Please refer to the more detailed information contained elsewhere in this proxy statement.

Q.            Why did I receive this proxy statement?

A:.                                 The Board of Governors is soliciting your proxy to vote at the Meeting because you were a member of the Company at the close of business on the record date and are entitled to vote at the meeting.  In order to be considered a member, you must hold a minimum of twenty-five hundred (2,500) units.  If you own fewer than twenty-five hundred (2,500) units, you are considered a non-member unit holder and have no rights except financial rights with respect to the units you own.

Q.                                   Who can attend the Meeting?

A:                                   All members as of the close of business on the record date may attend the 2011 Annual Meeting.

Q.                                   What if there’s inclement weather on the day of the Meeting?

A:                                   If there is inclement weather, the Meeting will be adjourned and will be rescheduled for [* * * * *], 2011 at [1:30 p.m.] at the same location.

Q.                                   What is the record date for the 2011 Annual Meeting?

A:                                   July 29, 2011.

Q.                                   How many membership units are outstanding on the record date?

A:                                   On July 29, 2011, there was an aggregate total of 37,208,074 units of Heron Lake BioEnergy, LLC outstanding.

Q.                                   What am I being asked to vote on?

A:                                   Members will vote on one (1) proposal at the Annual Meeting.  Proposal 1 is the approval of amendments to the First Amended and Restated Articles of Organization and Member Control Agreement of Heron Lake BioEnergy, LLC to: (i) increase the number of authorized Class A Units by 30,000,000 units; (ii) automatically convert each issued and outstanding Class B Unit to a Class A Unit; (iii) fix the number of governors serving on the Board of Governors at nine (9); (iv) adjust the appointment rights of Project Viking to reflect the May 19, 2011 subscription agreement between Heron Lake BioEnergy and Project Viking; and (v) re-stagger the terms of the elected governors serving on the Board of Governors.

The Board of Governors recommends a vote FOR Proposal 1: Amendment to First Amended and Restated Articles of Organization and Member Control Agreement.

Q.                                   What is the purpose of the authorization of additional Class A units and the other amendments?

A:                                   As part of the May 19, 2011 Project Viking subscription agreement we accepted, Project Viking agreed and consented to the Company’s offer and sale of up to 16,500,000 capital units to our existing unit holders (other than Project Viking) at a price of $0.50 per unit, the same price at which Project Viking purchased 7,000,000 units ($3,500,000) from the Company under the May 19, 2011 subscription agreement.

•                  Because the Company does not have enough remaining authorized but unissued Class A units to make such offer and sale, we are seeking amendments to increase the number of authorized Class A units.

•                  Under the terms of the May 19, 2011 subscription agreement, no unit holder may purchase more than 77.73% of the units currently held by the unit holder in the additional unit offer, subject to customary and reasonable rounding procedures.  The 77.73% is the same percentage that the additional units by Project Viking at $0.50 per unit bore to the units it held prior to the purchase.  Other than the foregoing, unit holders will have no preemptive rights with respect to the additional authorized units.

•                  No further authorization for the issuance of the additional authorized units by unit holders is required under the Articles or the Member Control Agreement nor will it be solicited.

•                  The other amendments to fix the Board size at nine (9) governors, including elected and appointed governors, and to adjust the appointment rights of Project Viking, reflect the agreements made in the May 19, 2011 Project Viking subscription agreement.

Q.                                   Why is the number of governors serving the Company being reduced to nine?

A:                                   Because as part of its May 19, 2011 subscription agreement, Project Viking required that the Board agree to establish the number of governors at nine (9), and to submit an amendment to the Member Control Agreement to the members to fix the number of governors serving the Company at nine (9).  Currently, under Section 5.3(a)(ii) of the Member Control Agreement, the number of governors serving the Company shall be established by the initial Board and thereafter may be changed by the Board from time to time, in each case having due consideration for the equitable representation of the membership, provided that (A) the number of Governors shall not be less than seven (7) nor more than eleven (11), (B) the number of Governors shall not be less than the number of Governors subject to appointment, and (C) the Board may not act so as to shorten the term of a Governor previously elected.  Pursuant to this authority, the Board of Governors agreed to establish the number of governors serving the Company immediately following the 2011 Annual Meeting at nine (9).

Q.                                   Why are the members not being asked to vote on the election of governors at this Annual Meeting?

A:                                  The terms of three (3) of the eight (8) elected governors expire at the 2011 Annual Meeting.  With the Board size reduced to nine (9), and Project Viking having the right to appoint four (4) governors, there are no open Board seats subject to election.

Q.                                   How many votes do I have?

A:                                   Members are entitled to one vote for each unit owned of record by such member as of the close of business on the record date.

Q.                                   What is the voting requirement for the proposal?

A:                                   The affirmative vote of the holders of a majority in interest of the members, represented in person or by proxy, is required for approval of Proposal 1: Amendment to First Amended and Restated Articles of Organization and Member Control Agreement.  “Majority in interest” means members holding more than 50% of the units then held by all members.  Because there is an aggregate total of 37,208,074 Class A and Class B units held by all members, the affirmative vote of members holding 18,604,038 units, represented in person or by proxy, is required for approval of Proposal 1.

Q.                                   What is the effect of a withhold or abstain vote for the proposal?

A:                                   Abstentions will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but are not counted for the purposes of determining whether members have approved the proposal.  Therefore, if you abstain from voting on Proposal 1: Amendment to First Amended and Restated Articles of Organization and Member Control Agreement, it has the same effect as a vote against that proposal.

Q.                                   How do I vote?

A:                                   Units can be voted only if the holder of record is present at the Meeting either in person or by proxy.  You may vote using either of the following methods:

•                  By Proxy.  The enclosed proxy is a means by which a member may authorize the voting of his, her, or its units at the Meeting.  The units represented by each properly executed proxy card will be voted at the Meeting in accordance with the member’s directions.  We urge you to cast your vote by marking the appropriate boxes on the enclosed proxy.  After you have marked your choices, please sign and date the enclosed proxy and return it in the enclosed envelope or fax it to us at (507) 793-0078.

If you sign and return the proxy card without indicating how you vote, your units will be voted FOR Proposal 1: Amendment to First Amended and Restated Articles of Organization and Member Control Agreement.

•                  In Person at the Meeting.  All members may vote in person at the Meeting.

Q.                                   What can I do if I change my mind after I vote my units?

A:                                   You may revoke your proxy at any time before it is voted.  If you would like to revoke your proxy, you may do so by:

•                  Sending a written statement to that effect to the Secretary of Heron Lake BioEnergy, LLC at  91246 390th Avenue, Heron Lake, Minnesota 56137 to arrive at Heron Lake BioEnergy, LLC prior to 5:00 p.m. on [* * * * *], 2011;

•                  Mailing or faxing to us a properly signed proxy with a later date, to arrive at Heron Lake BioEnergy, LLC prior to 5:00 p.m. on [* * * * *], 2011; or

•                  Voting in person at the Meeting.

Simply attending the Meeting will not revoke your proxy, you must revoke your proxy one of the ways described above.  If you would like to change your vote, you may do so by revoking your proxy and then voting in person or by proxy as described in the immediately preceding question.

Q.                                   What happens if I mark too few or too many boxes on the proxy card?

A:                                   If you do not indicate how your vote should be cast on the proxy, then the proxies will vote your units FOR Proposal 1: Amendment to First Amended and Restated Articles of Organization and Member Control Agreement.

For Proposal 1, you should only mark one box as to the proposal (“FOR,” “AGAINST” or “ABSTAIN”).  If your voting indications conflict, your proxy will not be valid and your votes will not be cast for the proposal.  An example of a conflicting voting indication includes voting both FOR and AGAINST the same proposal.

If any other matters are properly presented to the Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

Q.                                   Who will count the vote?

A:                                   Votes will be tallied and counted by the Heron Lake BioEnergy accounting department.

OWNERSHIP OF UNITS BY PRINCIPAL HOLDERS AND MANAGEMENT

The following table sets forth certain information as of July 29, 2011 with respect to our units beneficially owned by (i) each governor, (ii) each person known to us to beneficially own more than 5% percent of our units, (iii) each executive officer named in the Summary Compensation Table (the “Named Executive Officers”), and (iv) all current executive officers and governors as a group. The beneficial ownership percentages are based on 37,208,074 units issued and outstanding as of July 29, 2011.

Under our current Member Control Agreement, any member who, together with such member’s affiliates, holds 9% or more of the units outstanding is entitled to appoint one governor to the board for every 9% of units held.  Project Viking, LLC owns approximately 43% of our units that are issued and outstanding and has the right to appoint four (4) Governors to the Company’s Board of Governors under the Member Control Agreement.  Notwithstanding this appointment right, pursuant to the terms of its subscription agreement with the Company dated May 19, 2011, Project Viking agreed it will only appoint three (3) Governors to the Board until the next annual or special member meeting of the Company.  In addition, Project Viking agreed in the subscription agreement that, notwithstanding the appointment right of one (1) governor to the Board for every 9% of units held, Project Viking shall not be entitled to appoint a majority of governors to the Board unless it owns a majority of the units outstanding.  Specifically, Project Viking agreed it shall not be entitled to appoint five (5) governors if it holds forty-five percent (45%) or more of the Units outstanding but less than a majority of the Units outstanding.  Accordingly, Project Viking has appointed three governors under this provision: David M. Reinhart, Nick Bowdish and Steven H. Core.  Effective as of the date of the Annual Meeting, we expect Project Viking will name its fourth appointee to our Board of Governors.

An appointed governor serves indefinitely at the pleasure of the member appointing him or her (so long as such member and its affiliates continue to hold a sufficient number of units to maintain the applicable appointment right) until a successor is appointed, or until the earlier death, resignation or removal of the appointed governor.  On February 15, 2010, Project Viking, LLC removed Chad A. Core as its appointee to the Board of Governors and designated Matthew H. Sederstrom as its new appointee.  Then, on May 24, 2011, Project Viking, LLC removed Matthew H. Sederstrom as its appointee to the Board of Governors and designated Nick Bowdish as its new appointee.  Also effective May 24, 2011, Project Viking, LLC nominated Steven H. Core to serve as its third appointee to the Board of Governors.

In determining the voting power present for the purpose of the election of governors, units held by members who are entitled to appoint one or more governors under the Member Control Agreement and such members’ affiliates will not be considered, and members who are entitled to appoint one or more governors under the Member Control Agreement and such member’s affiliates are not entitled to vote for the election of governors. Therefore, Project Viking, LLC and its affiliates are not entitled to vote for the election of governors.

Unless otherwise indicated and subject to community property laws where applicable, each unit holder named in the table below has sole voting and investment power with respect to the units shown opposite such unit holder’s name. Each holder may be reached at our offices in Heron Lake, Minnesota.

	Units Beneficially Owned
Name	Number	Percent

Holders of More Than 5% of Units
Project Viking, LLC (1)	16,005,949	43.0%

	Units Beneficially Owned
Name	Number	Percent
Governors and Officers

Robert J. Ferguson (2)(3)(4)	147,250	*
Doug Schmitz (2)(6)	208,000	*
Michael S. Kunerth (2)(7)	126,000	*
David J. Woestehoff (2)(8)	320,625	*
David J. Bach (2)(9)	101,750	*
Timothy O. Helgemoe (2)(10)	61,500	*
Milton J. McKeown (2)(11)	87,000	*
Robert J. Wolf (2)(12)	66,000	*
David M. Reinhart (2)(13)	—	*
Nick Bowdish (2)(13)	—	*
Steven H. Core (2)(13)	—	*
Matthew H. Sederstrom (14)	—	*
Chad A. Core (15)	—	*
Lucas Schneider (3)(16)	—	*
Brett L. Frevert (3)(17)	—	*
All current executive officers and governors as a group (12 persons)	1,118,125	3.0

* Indicates ownership of less than 1%.

(1)                      Based on an Amendment No. 3 to Schedule 13D filed on May 25, 2011 by Project Viking, LLC, Roland J. (Ron) Fagen and Diane K. Fagen.  Mr. Fagen and Mrs. Fagen each hold 50% of the voting membership interests of Project Viking, LLC.  All executive offices and directorships of Project Viking, LLC are held by either Mr. Fagen or Mrs. Fagen.  Mr. Fagen and Mrs. Fagen are the only persons controlling Project Viking, LLC.

(2)                      Served as a governor.

(3)                      Named Executive Officer.

(4)                      Includes 126,250 units owned jointly by Mr. Ferguson and his spouse and 21,000 units owned by son who resides with Mr. Ferguson.

(5)                      Nominee for election at the Annual Meeting.

(6)                      Includes 25,000 units owned by Doug Schmitz, 10,500 units owned by Mr. Schmitz and his spouse, 25,000 units owned by Mr. Schmitz’s spouse, and 147,500 units owned by Schmitz Grain Inc., which is controlled by Doug Schmitz.

(7)                      Includes 63,000 units owned by the Michael Kunerth Trust under agreement dated July 18, 2006, and 63,000 units owned by the Dawn Kunerth Trust under agreement dated July 18, 2006.  Mr. Kunerth and his spouse are trustees of each of these trusts.

(8)                      All units are owned jointly by Mr. Woestehoff and his spouse.

(9)                      All units are owned jointly by Mr. Bach and his spouse.

(10)                Includes 15,000 units owned by Mr. Helgemoe’s spouse, 25,000 units owned jointly by Mr. Helgemoe and his spouse, and 21,500 units owned jointly by Mr. Helgemoe’s spouse and Mr. Helgemoe’s brother.

(11)                All units are owned jointly by Mr. McKeown and his spouse, Deborah K. McKeown.

(12)                All units are owned jointly by Mr. Wolf and his spouse, Cynthia Wolf.

(13)                Appointed as a governor by Project Viking, LLC.

(14)                Appointed as a governor by Project Viking, LLC on February 15, 2010 and removed by Project Viking, LLC effective May 24, 2011.

(15)                Removed as a governor by Project Viking, LLC effective February 15, 2010.

(16)                Appointed as Chief Financial Officer on November 24, 2010.

(17)                Mr. Frevert’s service as our Interim Chief Financial Officer under an agreement with CFO Systems ended on November 24, 2010.

BOARD OF GOVERNORS

Number of Governors Serving on the Board

Under our Member Control Agreement, the number of governors serving the Company shall be established by the initial Board and thereafter may be changed by the Board from time to time, in each case having due consideration for the equitable representation of the membership, provided that (A) the number of governors shall not be less than seven (7) nor more than eleven (11), (B) the number of Governors shall not be less than the number of Governors subject to appointment by certain Members, and (C) the Board may not act so as to shorten the term of a Governor previously elected.  Currently, our Board of Governors consists of eleven (11) governors.  Governors that are elected by members are currently divided into three classes, with the terms of the governors staggered such that one-third of the governors (or as nearly as possible) are elected annually by the Members at each Annual Meeting.  As the term of each class expires, the successors to the governors in that class are elected for a three-year term and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

Under our current Member Control Agreement, any member who, together with such member’s affiliates, holds 9% or more of the units outstanding is entitled to appoint one governor to the board for every 9% of units held.  Project Viking, LLC owns approximately 43% of our units that are issued and outstanding and has the right to appoint four (4) Governors to the Company’s Board of Governors under the Member Control Agreement.  Notwithstanding this appointment right, pursuant to the terms of its subscription agreement with the Company dated May 19, 2011, Project Viking agreed it will only appoint three (3) Governors to the Board until the next annual or special member meeting of the Company.  In addition, Project Viking agreed in the subscription agreement that, notwithstanding the appointment right of one (1) governor to the Board for every 9% of units held, Project Viking shall not be entitled to appoint a majority of governors to the Board unless it owns a majority of the units outstanding.  Specifically, Project Viking agreed it shall not be entitled to appoint five (5) governors if it holds forty-five percent (45%) or more of the Units outstanding but less than a majority of the Units outstanding.  Accordingly, Project Viking has appointed three governors under this provision: David M. Reinhart, Nick Bowdish and Steven H. Core.  Effective as of the date of the Annual Meeting, we expect Project Viking will name its fourth appointee to our Board of Governors.

An appointed governor serves indefinitely at the pleasure of the member appointing him or her (so long as such member and its affiliates continue to hold a sufficient number of units to maintain the applicable appointment right) until a successor is appointed, or until the earlier death, resignation or removal of the appointed governor.  On May 24, 2011, Project Viking, LLC removed Matthew H. Sederstrom as its appointee to the Board of Governors and designated Nick Bowdish as its new appointee.  Also effective May 24, 2011, Project Viking nominated Steven H. Core to serve as its third appointee to the Board of Governors.  A member that is entitled to appoint one or more governors under the appointment right provided in the Member Control Agreement and such member’s affiliates are not entitled to vote for the election of governors by the members.  Therefore, Project Viking, LLC and its affiliates are not entitled to vote for the election of governors.

Under the terms of the Project Viking Subscription Agreement dated May 19, 2011, in exercise of its authority under the Member Control Agreement, the Board of Governors agreed to reduce the aggregate number of governors serving on the Board immediately following the Annual Meeting to nine (9) governors, including both appointed and elected governors.  Project Viking agreed that it will not be entitled to appoint a majority of the governors to the nine-person Board unless it owns a majority of the Company’s outstanding units.  Specifically, Project Viking also agreed that it will not be entitled to appoint five (5) governors if it holds 45% or more, but less than a majority, of the Company’s outstanding units.

Accordingly, the Board of Governors recommends that members approve the amendment to our Member Control Agreement that establishes the number of governors serving on the Board at nine (9) governors and maintains a Board appointment right of one governor for every 9% of the Company’s units held by a member and its affiliates, subject to the foregoing limitations.  Agreed to by Project Viking in its May 19, 2011 subscription agreement.  For more information on the Company’s proposed amendments to the Articles of Organization and Member Control Agreement, please see Appendix A and Appendix B, respectively, and “Proposal 1: Amendment to First Amended and Restated Articles of Organization and Member Control Agreement.”

The Board of Governors currently consists of eight (8) elected governors.  As a result of the reduction in the aggregate number of governors serving on the Board to nine (9) and the increase in the number governors to be appointed by Project Viking to four (4), the total number of governors eligible for election to the Board immediately following the Annual Meeting will be five (5) governors.  The terms of Robert J. Ferguson, David J. Woestehoff and Timothy O. Helgemoe expire at the Annual Meeting.  With the Board size reduced to nine (9) governors, and Project Viking having the right to appoint four (4) governors, there are no open Board seats subject to election.  Accordingly, there are no nominees for election to the Board of Governors at the Annual Meeting.

The terms of Doug Schmitz, Robert J. Wolf and David J. Bach expire at the Annual Meeting of Members to be held in 2012 and the terms of Michael S. Kunerth and Milton J. McKeown expire at the Annual Meeting of Members to be held in 2013.

Under our Member Control Agreement, the terms of elected governors must be staggered so that approximately one-third of such governors are elected at each annual meeting of members.  In order to comply with this staggering requirement, the Board of Governors recommends that members approve the amendment to our Member Control Agreement that allows for the terms of governors to be elected in 2012 to be for two-year or three-year terms such that one-third of the elected governors (or as nearly as possible) will be elected at the 2013 Annual Meeting of Members and at each annual meeting thereafter.  For more information on the Company’s proposed amendments to the Articles of Organization and Member Control Agreement, please see Appendix A and Appendix B, respectively, and “Proposal 1: Amendment to First Amended and Restated Articles of Organization and Member Control Agreement.”

Governor Resignations

Pursuant to the Project Viking Subscription Agreement dated May 19, 2011, the Board agreed to establish the number of governors serving the Company at nine (9), comprised of five (5) governors elected by the members and four (4) governors appointed by Project Viking, as a member holding 43% of the units outstanding.  The Project Viking appointment right of four (4) governors is subject to reduction to three (3) governors if the additional unit offer to members results in Project Viking’s ownership falling below 36% of the units outstanding (this would require approximately 8,000,000 units being sold, or $4.0 million).

In order to preserve continuity of governance and the harmonious transition from eight (8) elected governors to five (5) elected governors, the eight elected governors discussed ongoing service to the Company and other competing endeavors of the governors which may prevent such governors from devoting adequate time to serve on the Board.  As a result, David J. Bach and Robert J. Wolf have announced their resignation from the Board of Governors effective immediately following the 2011 Annual Meeting.  The terms of both Messrs. Bach and Wolf expire at the 2012 Annual Meeting.  Given that the 2012 Annual Meeting will be held in March 2012, the remaining elected governors determined to fill the vacancies by appointment of Robert J. Ferguson and David J. Woestehoff to serve the remaining terms of Messrs. Bach and Wolf until the 2012 Annual Meeting, at which time the filled governor positions will be subject to election by the members.

Governors Serving Continuing Terms

Set forth below is biographical and other information with respect to each of the governors serving continuing terms.  We have omitted the biographical information of Messrs. Bach and Wolf, as their resignations will be effective immediately following the 2011 Annual Meeting, and we have included the biographical information of Messrs. Ferguson and Woestehoff, the two persons appointed by the remaining elected governors to fill those vacancies until the 2012 Annual Meeting.  This information was provided to us by the governors in January 2011, except that information regarding Messrs. Bowdish and Core was provided by them at the time of their initial appointment in May 2011.

Name	Age	Position	Term Expires/Appointed

Doug Schmitz	48	Governor, Board Vice President	Term expires 2012

Robert J. Ferguson	62	Governor, Chairman of the Board	Term expires 2012

David J. Woestehoff	41	Governor, Board Secretary	Term expires 2012

Michael S. Kunerth	43	Governor, Board Treasurer	Term expires 2013

Milton J. McKeown	65	Governor	Term expires 2013

David M. Reinhart	61	Governor	Appointed

Nick Bowdish	27	Governor	Appointed

Steven H. Core	61	Governor	Appointed

Doug Schmitz. Mr. Schmitz attended Willmar Community College in Willmar, Minnesota, and majored in Ag Business. Doug is a third generation farmer who has been farming with his brother since 1988. In addition to agriculture, Mr. Schmitz owns and operates Schmitz Grain, Inc., which was purchased from his father in 1991. Schmitz Grain has three locations in southwestern Minnesota and provides services to area farmers in grain merchandising, custom drying, feed sales, seed sales and fertilizer and chemical application. He also currently serves on the board of two privately-held companies: Agri-Tech Systems, Inc. located in Las Vegas, Nevada, and United Ag Resources of Slayton, Minnesota.

Robert J. Ferguson. Since 1972, Mr. Ferguson has farmed near Heron Lake, Minnesota. Mr. Ferguson was formerly a Jackson County Commissioner and served on the Jackson County Planning and Zoning board and the Prairieland Economic Development board. In addition, Mr. Ferguson is President of Heron Lake Development Corporation. He is a member of the Jackson County Corn and Soybean Associations, and the Heron Lake / Okabena Community Club. Mr. Ferguson attended Worthington Community College to pursue his associate of arts degree in business administration but just after graduation was drafted by the U.S. Army to serve in the Vietnam War. Mr. Ferguson was an original member of our founding board of governors and currently serves as our Chief Executive Officer and President and Chairman of the Board.

David J. Woestehoff. Mr. Woestehoff operates grain farming operations in Belle Plaine, Minnesota and Arlington, South Dakota. Mr. Woestehoff is also the founder and 50% owner of Brewery Hill Grain Company, which operates independent grain elevators in Cleveland and Le Sueur, Minnesota. In 2009, Mr. Woestehoff became president and majority shareholder of Minnesota Valley Grain Company, LLC, which operates commercial grain elevators in LeCenter and Montgomery, Minnesota.  Mr. Woestehoff also serves on various committees at First Lutheran Church in Le Sueur, Minnesota. Mr. Woestehoff graduated from the University of Wisconsin in 1990 with a B.S. degree in Agricultural Business and minors in Economics and Animal Science. Mr. Woestehoff was an original member of our founding board of governors and currently serves as our Board Secretary.

Michael S. Kunerth. Mr. Kunerth has operated a corn and soybean farm in Brewster, Minnesota since 1990. Since 1992, Mr. Kunerth has also operated a retail seed service business. From 1994 to 2008, Mr. Kunerth also served as the Clerk of Graham Lakes Township. He holds a B.S. Degree in Business Management from St. John’s University, Collegeville, Minnesota.  Mr. Kunerth was an original member of our founding Board of Governors.

Milton J. McKeown. From 1991 to his retirement in October 2006, Mr. McKeown managed the Heron Lake Insurance Agency. While he is currently retired, Mr. McKeown is active in community affairs. In addition to serving on our Board of Governors, Mr. McKeown is currently a board member of the Southwest Minnesota Workforce Council. Mr. McKeown graduated from Dakota State University with a B.S. degree in Industrial Arts.  Mr. McKeown was an original member of our founding Board of Governors.

David M. Reinhart. Since 1975, Mr. Reinhart has operated family-owned supermarkets in Guthrie Center, Panora, and Stuart, Iowa.  Mr. Reinhart serves as a board member of five privately-held ethanol production companies:  CORN, LP in Goldfield, Iowa; Big River Resources, LLC in West Burlington, Iowa; Amaizing Energy

in Denison, Iowa; and Platinum Ethanol, LLC in Arthur, Iowa. Mr. Reinhart graduated from Iowa Central Community College with an Associate’s Degree in Business and from the University of South Dakota with a Bachelor of Science degree in Education. Mr. Reinhart has been a governor on our board since 2007.

Steven H. Core. Mr. Core has over 40 years of agricultural business management experience.  Since January 2002, he has worked in sales and marketing for Fagen, Inc., of Granite Falls, Minnesota, on new ethanol plant construction and expansions.  Between 1994 and 2002, he served as General Manager of Corn Plus, a Winnebago, MN ethanol producer.  During his tenure at Corn Plus, he supervised a staff of 34 employees at the plant which produced 44 million gallons of ethanol annually.  Steve is a member of the Minnesota Corn Growers Association and serves as a Director on six ethanol boards, with plants ranging in size from 52 million gallon to 125 million gallon yearly production. Mr. Core received his Associate of Applied Sciences degree in Agricultural Business from Eastern Iowa Community College.  Mr. Core was appointed to our Board of Governors by Project Viking, LLC as its third appointee effective May 24, 2011.

Nick Bowdish. Mr. Bowdish grew up in the grain industry with several years of experience at a privately owned grain elevator in Brodhead, Wisconsin. Since 2008, he has served as the General Manager of Platinum Ethanol, LLC where he is the sole manager of Platinum’s commodity margin and its risk management strategy. He tends to the general business practices of the facility while overseeing 50 employees that work in production, accounting, material handling, environmental, health and safety, maintenance and laboratory analysis roles. From June 2007 to November 2008, Mr. Bowdish was a member of the project development team at Fagen, Inc., a prominent builder of ethanol plants worldwide.  Nick worked with both operating and development stage projects in the ethanol, power, wind, and industrial process industries. Mr. Bowdish currently serves as a Director on the Board of Badger State Ethanol, LLC located in Monroe, Wisconsin, since August 2010, and the Board of Pannonia Ethanol, LLC located in Dunafoldvar, Hungary, since 2010.  Mr. Bowdish previously served on the Board of Platinum Ethanol, LLC in Arthur, IA, from October 2008 to December 2008, before he was appointed its General Manager. Nick also served on the Board of Directors at Western Wisconsin Energy, LLC located in Boyceville, Wisconsin from June 2007 through March 2011. Mr. Bowdish holds a Bachelor’s degree in Agricultural Business Management from The University of Wisconsin — Madison. Mr. Bowdish was appointed to our Board of Governors by Project Viking, LLC to replace Matt Sederstrom effective May 24, 2011.

CORPORATE GOVERNANCE

Board Independence

The Board of Governors undertook a review of governor independence in July, 2011 as to all of the governors then serving.  As part of that process, the board reviewed all transactions and relationships between the governor (or any member of his immediate family) and Heron Lake BioEnergy, its executive officers and its auditors, and other matters bearing on the independence of governors. In particular, the board reviewed corn transactions by governors or their affiliates in relationship to the governor’s ability to exercise independent judgment.

Although our units are not listed on any stock exchange, the Board of Governors is required to select and apply the independence standards of a stock exchange. For the purposes of determining the independence of our governors and committee members, the Board of Governors selected the NASDAQ Listing Rules. This is also the definition used for “independence” for the purposes of determining eligibility of governors to serve on committees.

As a result of its review, the Board of Governors affirmatively determined that Michael S. Kunerth, David J. Bach, Timothy O. Helgemoe, Milton J. McKeown, and Robert J. Wolf are independent according to the “independence” definition of the NASDAQ Listing Rules.

Robert J. Ferguson is not “independent” under the NASDAQ Listing Rules because he served as our Chief Executive Officer in fiscal year 2010, and sold a significant amount of grain to us in our fiscal year 2010.  Mr. Schmitz is also not independent because he sold a significant amount of grain to us in fiscal year 2010, individually or through affiliated entities. Mr. Reinhart was not independent because he is the brother of Diane Fagen, a principal shareholder in Fagen, Inc.  We had significant transactions with Fagen, Inc. in fiscal year 2010, as described elsewhere in this proxy statement. The charters of the Audit Committee, Compensation Committee, and Nomination and Governance Committee also established separate criteria for eligibility to serve as a member of those committees, which are discussed below.

Committees of the Board of Governors and Committee Independence

We currently have four separate standing committees: the Audit Committee, the Compensation Committee, the Nomination and Governance Committee and the Marketing and Risk Management Committee.  One of our committees, the Finance and Planning Committee, was dissolved June 24, 2009.  The Audit Committee assumed all responsibilities of the Finance and Planning Committee.

In December 2007, our Board of Governors adopted written charters for the Audit Committee, the Compensation Committee, and the Nomination and Governance Committee.  Copies of the charter of each of these committees are available on our website at www.heronlakebioenergy.com by following the link to “Board of Governors.”

The composition and function of the committees of the Board are set forth below.  Following the 2011 Annual Meeting, the Board of Governors will review committee assignments in accordance with each committee’s respective charter and all applicable rules.

Compensation Committee.  Currently, the Compensation Committee consists of three governors: David J. Bach (Chair), Michael S. Kunerth and David M. Reinhart.  The Compensation Committee oversees our compensation and employee benefit plans and practices, including any executive compensation plans, governor compensation plans and incentive compensation and equity-based plans. The charter of the Compensation Committee requires that this committee consist of no fewer than two members.  A majority of members of the Compensation Committee must satisfy the independence requirements of the NASDAQ Listing Rules, Section 16b-3 of the Exchange Act, and Section 162(m) of the Internal Revenue Code of 1986.  A majority of the members of our Compensation Committee meet these requirements.  During fiscal year 2010, the Compensation Committee met two (2) times.

Nomination and Governance Committee.  Currently, the Nomination and Governance Committee consists of three governors: Robert J. Wolf (Chair), Milton J. McKeown and Doug Schmitz.  The Nomination and Governance Committee’s responsibilities include (1) identifying and recommending to the board individuals qualified to serve as governors and on committees of the board, (2) advising the governors with respect to the board’s composition, procedures and committees, (3) developing and recommending to the board a set of corporate governance principles and (4) overseeing the evaluation of the board and the board committees.  The charter of the Nomination and Governance Committee must consist of at least two members, a majority of whom must satisfy the independence requirements of the NASDAQ Listing Rules. The membership of our Nomination and Governance Committee meets the requirements of its charter.  During fiscal year 2010, the Nomination and Governance Committee met two (2) times.

Audit Committee.  Currently, the Audit Committee consists of five governors: Michael S. Kunerth (Chair), David M. Reinhart, Robert J. Wolf, David J. Bach, and Milton J. McKeown.  The Audit Committee assists the board in fulfilling its oversight responsibility for (1) the integrity of our financial statements and financial reporting process and our systems of internal accounting and financial controls, (2) the performance of our internal audit function, (3) the annual independent integrated audit of our consolidated financial statements and internal control over financial reporting and (4) our compliance with legal and regulatory requirements, including our disclosure controls and procedures. The duties and responsibilities of the Audit Committee include the engagement of our independent registered public accounting firm and the evaluation of our accounting firm’s qualifications, independence and performance.  The charter of the Audit Committee requires that the Audit Committee be comprised of three or more members, a majority of whom must be “independent” under the NASDAQ Listing Rules.  A majority of the members must also be non-executive governors, free from any relationship that would interfere with the exercise of independent judgment and “independent” as defined by the applicable rules and regulations of the Securities and Exchange Commission.  Moreover, all members of the committee must have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the committee must have accounting or related financial management expertise. The Board of Governors determined that the membership of the Audit Committee meets the requirements of its charter.  During fiscal year 2010, the Audit Committee met six (6) times.

In July, 2011, the Board of Governors reviewed the qualifications of each member of the Audit Committee for the purpose of determining whether any governor serving on the Audit Committee would qualify as an “audit committee financial expert” as that term is defined under the rules of the Securities and Exchange Commission.  Based upon that review, the Board of Governors determined that no governor qualifies as an audit committee financial expert, but that the Audit Committee as a whole has sufficient experience and education to perform its duties.

Marketing and Risk Management Committee.  Currently, the Marketing and Risk Management Committee consists of four governors: Doug Schmitz (Chair), David J. Woestehoff, Timothy O. Helgemoe, and Dave Reinhart.  The Marketing and Risk Management committee assists the board and our management to, among other things, enhance our profitability and manage commodity price risk, by establishing appropriate policies and strategies for grain procurement, marketing of ethanol and distillers grains, and managing enterprise risk.  During fiscal year 2010, the Marketing and Risk Management Committee met twenty (20) times.

Board Attendance at Board, Committee and Annual Member Meetings

During fiscal year 2010, the Board of Governors met twelve (12) times. Each governor in fiscal year 2010 attended at least seventy-five percent of the meetings of the Board of Governors and board committees on which the governor served, except that (i) David M. Reinhart attended 50%, or three of six, of the Audit Committee meetings held during fiscal year 2010; (ii) Doug Schmitz attended 50%, or one of two, of the Nomination and Governance Committee meetings held during fiscal year 2010; (iii) David J. Woestehoff  attended 67%, or eight of twelve, of the Board meetings held during fiscal year 2010; and (iv) Matthew H. Sederstrom attended 60%, or six of ten, of the Board meetings held while he served on the Board during fiscal year 2010.

We do not have a formal policy on governor attendance at meetings of our members. However, we encourage all board members to attend the annual meetings of our members. Nine (9) of ten (10) governors attended the 2010 Annual Meeting of Members.

Governor Nominations

The Nomination and Governance Committee will consider candidates for board membership suggested by members of that committee, other governors, as well as management and members.  With the Board size reduced to nine governors, and Project Viking having the right to appoint four governors, there are no open Board seats subject to election at the 2011 Annual Meeting.  However, there will be approximately three Board seats up for election at the 2012 Annual Meeting.  If the additional unit offer results in Project Viking’s ownership falling below 36%, then Project Viking’s appointment right would be reduced to three (3) governors, and a sixth elected governor position would be created.  The elected governors would fill this vacancy until the 2012 Annual Meeting, at which time this governor seat would be up for election.

Criteria for Nomination to the Board. The Nomination and Governance Committee is responsible for identifying, evaluating and approving qualified candidates for nomination as governors. The committee has not adopted minimum qualifications that nominees must meet in order for the committee to recommend them to the Board of Governors, as the committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account our needs and the needs of the Board of Governors. The Nomination and Governance Committee evaluates each prospective nominee against the standards and qualifications set out in our Governance Guidelines, including:

•                  Background, including demonstrated high personal and professional ethics and integrity; and the ability to exercise good business judgment and enhance the board’s ability to manage and direct the affairs and business of the Company;

•                  Commitment, including the willingness to devote adequate time to the work of the board and its committees, and the ability to represent the interests of all members and not a particular interest group;

•                  Board skills needs, in the context of the existing makeup of the board, and the candidate’ s qualification as independent and qualification to serve on board committees;

•                  Diversity, in terms of knowledge, experience, skills, expertise, and other demographics which contribute to the board’s diversity; and

•                  Business experience, which should reflect a broad experience at the policy-making level in business, government and/or education.

The Nomination and Governance Committee also considers such other relevant factors, as it deems appropriate. The committee will consider persons recommended by the members in the same manner as other nominees.

Process for Identifying and Evaluating Nominees. The process for identifying and evaluating nominees to the Board of Governors is initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the board and, if the Nomination and Governance Committee deems appropriate, a third-party search firm. The Nomination and Governance Committee evaluates these candidates by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references.  We have not engaged a third-party search firm to assist us in identifying potential governor candidates, but the Nomination and Governance Committee may choose to do so in the future.

Member Proposals for Nominees. The Nomination and Governance Committee will consider written proposals from members for nominees for governor. Any such nominations should be submitted to the Nomination and Governance Committee in care of the board secretary of Heron Lake BioEnergy and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a governor if elected); (b) the name and record address of the member and of the beneficial owner, if any, on whose behalf the nomination will be made, and (c) the number of units owned by the member and beneficially owned by the beneficial owner, if any, on whose behalf the nomination will be made. As to each person the member proposes to nominate, the written notice must also state: (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person and (c) the number of units beneficially owned by the person. To be considered, the written notice must be submitted in the time frames described under the caption “Member Proposals for 2012 Annual Meeting” below.

Communications with Governors

Members may communicate with the board as a group, the chair of any committee of the Board of Governors or any individual governor by sending an e-mail to info@heronlakebioenergy.com or by directing the communication in care of the board secretary, at the address set forth on the front page of this proxy statement.

All communications will be processed by the board secretary.  Communications are distributed to the board, or to any individual governors as appropriate, depending on the facts and circumstances outlined in the communication.  You will receive a written acknowledgement from the board secretary upon receipt of your communication.

Code of Ethics

Our board has adopted a code of ethics that applies to our officers and governors, including our chief executive officer and chief financial officer, and a code of business conduct and ethics that applies to our officers, governors and employees. Copies of these codes of ethics are available to members without charge by writing to us at 91246 390th Avenue, Heron Lake, MN  56137.

We intend to satisfy the disclosure requirements of the Securities and Exchange Commission regarding certain amendments to, or waivers from, provisions of our code of ethics that apply to our principal executive officer, principal financial officer, principal accounting officer or controller by posting such information on our website at www.heronlakebioenergy.com.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF GOVERNORS

This is a report of the Audit Committee of the Board of Governors of Heron Lake BioEnergy, LLC for the year ended October 31, 2010. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under either such Act.

In accordance with its charter, the Audit Committee reviewed and discussed the audited financial statements with management and Boulay, Heutmaker, Zibell & Co. P.L.L.P., our independent accountants. The discussions with Boulay, Heutmaker, Zibell & Co. P.L.L.P. also included the matters required by Statement on Auditing Standards No. 114 (Communication with Audit Committees).

Boulay, Heutmaker, Zibell & Co. P.L.L.P. provided to the Audit Committee the written disclosures and the letter regarding its independence as required by the Public Company Accounting Oversight Board. This information was discussed with Boulay, Heutmaker, Zibell & Co. P.L.L.P.

Based on the discussions with management and Boulay, Heutmaker, Zibell & Co. P.L.L.P., the Audit Committee’s review of the representations of management and the report of Boulay, Heutmaker, Zibell & Co. P.L.L.P., the Audit Committee recommended to our Board of Governors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended October 31, 2010, to be filed with the Securities and Exchange Commission.

Submitted By the Audit Committee of the Board of Governors:

Michael S. Kunerth (Chair)	David M. Reinhart

David J. Bach	Robert J. Wolf

Milton J. McKeown

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Biographies of Executive Officers

Set forth below is biographical and other information regarding Lucas Schneider, our Chief Financial Officer.  Information about Mr. Robert J. Ferguson, our President and Chief Executive Officer, may be found in this proxy statement under the heading “Information Regarding Nominees.”

Lucas Schneider, age 30, served as the Senior Accountant of the Company since November 2008, during which time he was responsible for the Company’s corporate accounting and SEC reporting functions.  From March 2008 to November 2008, Mr. Schneider served as a Staff Accountant with the Company.  Prior to joining the Company, Mr. Schneider was a Staff Accountant at Gerber and Haugen, an accounting firm located in Slayton, Minnesota, from April 2007 to March 2008.  From August 2004 to April 2007, Mr. Schneider was a Staff Accountant at M L Grams & Associates, an accounting firm located in Westbrook, Minnesota.  Mr. Schneider holds a Bachelor of Science degree from Southwest Minnesota State University in Marshall, Minnesota.

Compensation Discussion and Analysis

The following discussion and analysis describes our compensation objectives and policies as applied to the following executive officers who are referred to in this proxy statement as the named executive officers:

•                  Robert J. Ferguson, who served as our President and Chief Executive Officer during fiscal year 2010

•                  Lucas Schneider, who was appointed as our Chief Financial Officer on November 24, 2010

•                  Brett L. Frevert, who served as our Interim Chief Financial Officer during fiscal year 2010 until his service ended on November 24, 2010

This section is intended to provide a framework within which to understand the actual compensation awarded to, earned or held by each named executive officer during fiscal year 2010, as reported in the compensation tables and accompanying narrative sections appearing on pages 19 to 22 of this proxy statement.

Executive Summary

In fiscal year 2010, we continued the process of transforming Heron Lake BioEnergy into a higher-performing business, focusing on initiatives that substantially improve the performance of our ethanol plant and reduce the costs of production and the costs of regulatory compliance.  With these changes in our business, the Compensation Committee evaluated our compensation programs for fiscal year 2010 to ensure they supported our business initiatives and provided incentives to high performance.  Highlighted below are some of the key compensation-related decisions and policies considered by the Compensation Committee relating to fiscal year 2010 compensation to the named executive officers:

•                  Salary Increases.  The Compensation Committee did not approve any increases in base salary for our named executive officers.

•                  Performance-Based Incentives.  Mr. Ferguson was eligible to participate in any cash bonus to which our other employees were eligible in the discretion of the Board.  The Board did not award any discretionary bonus in fiscal year 2010 to Mr. Ferguson or other employees of Heron Lake BioEnergy.

•                  Compensation Policies.  The Compensation Committee determined not to use any equity or cash performance-based compensation for fiscal year 2010 compensation.

Our Compensation Philosophy

The Compensation Committee’s philosophy is to provide a competitive level of compensation that is consistent with the Company’s budget, financial performance, and local labor market conditions.  In determining compensation for the Chief Executive Officer and Chief Financial Officer, the Compensation Committee sometimes solicits input from our human resources personnel, primarily relating to benefit programs and local labor market conditions.  The Chief Executive Officer and Chief Financial Officer are not present during deliberations or determination by the Compensation Committee or the Board of their compensation.  Based upon this philosophy, the Compensation Committee has determined that the compensation of the Chief Executive Officer and the Chief Financial Officer should consist of base salary and benefits to which our other employees are eligible.

Fiscal Year 2010 Compensation Elements and Determinations

The Compensation Committee followed the guiding principles outlined above in the development and administration of compensation programs for Mr. Ferguson and Mr. Schneider.  Mr. Frevert served as our Interim Chief Financial Officer during fiscal year 2010.  Because Mr. Frevert was hired on an interim basis through his firm CFO Systems, our Compensation Committee did not apply overarching compensation objectives and policies to his compensation.  The arrangement with Mr. Frevert and CFO Systems, which is described below under “Employment Arrangements with Named Executive Officers,” was negotiated separately with CFO Systems as we would negotiate any other arrangement with a specialty service provider or consultant.  Accordingly, this Compensation Discussion and Analysis section does not discuss or analyze the compensation arrangements involving or the compensation paid to Mr. Frevert.

During fiscal year 2010, the components of our executive compensation programs consisted of base salary and a discretionary cash bonus.  Messrs. Ferguson and Schneider were also eligible to participate in the same benefit programs as were available to our other employees.

2010 Base Salaries

The Compensation Committee set Mr. Ferguson’s annual base salary at $124,800 per year for fiscal year 2010, which it believed was appropriate based upon Mr. Ferguson’s responsibilities, the feedback from Mr. Ferguson’s review, and information provided by our human resources personnel.

Lucas Schneider served as our Senior Accountant during fiscal year 2010 and earned a base salary of $55,668.  Mr. Schneider was appointed as our Chief Financial Officer effective December 1, 2010.  The Compensation Committee set Mr. Schneider’s base salary at $72,500 per year, which it believed was appropriate based on Mr. Schneider’s responsibilities and information provided by our human resources personnel.

2010 Cash Bonus Plan

Messrs. Ferguson and Schneider were eligible, in the discretion of the Board, to participate in any cash bonus to which our other employees were eligible.  The Board did not award any discretionary cash bonuses in fiscal year 2010 to Mr. Ferguson, Mr. Schneider or any other employees of Heron Lake BioEnergy.

2010 Incentive Plans and Equity Awards

After weighing the complexities in designing and administering equity compensation programs and cash performance-based compensation programs and the limited benefits these other programs would offer as tools to compensate the Chief Executive Officer, the Compensation Committee determined not to use any equity or cash performance-based compensation for fiscal year 2010 compensation.

Consideration of Risk in Compensation

We believe the compensation policies and practices for our named executive officers do not encourage excessive or inappropriate risk taking and are not reasonably likely to have a material adverse effect on the Company.  Our compensation program primarily consists of fixed base salaries for named executive officers, which provide stable income regardless of Company performance or unit price.

Report of the Compensation Committee

The following report of the Compensation Committee shall not be deemed to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that we specifically incorporate it by reference in such filing.

The Compensation Committee has reviewed and discussed the section of this proxy statement entitled Compensation Discussion and Analysis (the “CD&A”) for the year ended October 31, 2010 with management.  In reliance on this review and discussion, the Compensation Committee recommended to the Board of Governors that the CD&A be included in this proxy statement for the 2011 Annual Meeting of Members for filing with the Securities and Exchange Commission.

By the Compensation Committee of the Board of Governors

David J. Bach (Chair), Michael S. Kunerth, and David M. Reinhart

Summary Compensation Table

The following table shows information concerning compensation earned for services in all capacities during fiscal years 2009 and 2010 for (i) Robert J. Ferguson, who acted as our Chief Executive Officer in fiscal years 2009 and 2010; (ii) Brett L. Frevert, who served as our Interim Chief Financial Officer in fiscal years 2009 and 2010 until his service ended on November 24, 2010; and (iii) Lucas Schneider, who served as our Senior Accountant during fiscal years 2009 and 2010 and is our current Chief Financial Officer and who began serving as our Chief Financial Officer on November 24, 2010 (together referred to as our “Named Executive Officers”). There were no other executive officers of our company in fiscal years 2009 or 2010.

Name and Principal Position	Fiscal Year	Salary ($)	All Other Compensation ($)	Total ($)
Robert J. Ferguson (1)	2010	$124,800	—	$124,800
Chief Executive Officer	2009	$124,800	—	$124,800
Brett L. Frevert (2)	2010	—	$138,267	$138,267
Interim Chief Financial Officer	2009	—	$162,006	$162,006
Lucas Schneider (3)	2010	$55,668	—	$55,668
Chief Financial Officer	2009	$53,648	—	$53,648

(1)                                  Salary for Mr. Ferguson represents amounts other than board meeting fees and additional fees for service as the board President paid to Mr. Ferguson. For an explanation of compensation paid to Mr. Ferguson in fiscal year 2010 for his services as our governor and an officer of the board, please see the section of this proxy statement entitled “Governor Compensation.”

(2)                                  Mr. Frevert began serving as our Interim Chief Financial Officer effective November 25, 2008 when we entered into a letter agreement with CFO Systems, LLC relating to his service.  On November 24, 2010, the Board of Governors terminated our Letter Agreement with CFO Systems, LLC and Mr. Frevert’s service as our Interim Chief Financial Officer ended concurrently with the termination of the Letter Agreement.  All other compensation for Mr. Frevert represents amounts paid to CFO Systems, LLC for Mr. Frevert’s services as our Interim Chief Financial Officer in fiscal years 2009 and 2010.  See “Employment Arrangements with Named Executive Officers” for a description of the arrangements with CFO Systems, LLC.

(3)                                  Mr. Schneider was appointed as our Chief Financial Officer on November 24, 2010.  Salary for Mr. Schneider represents amounts paid for his service as our Senior Accountant in fiscal years 2009 and 2010.

Employment Arrangements with Named Executive Officers

Robert J. Ferguson has served as the President of our Board since our inception and until September 1, 2007, Mr. Ferguson acted as our Chief Executive Officer through his position as Board President.  On September 1, 2007, we hired Robert J. Ferguson as an employee to serve as our Chief Executive Officer and entered into an employment agreement with him.  Mr. Ferguson served under that employment agreement until September 1, 2008.  He currently serves at the pleasure of the Board.  Mr. Ferguson is currently paid an annual base salary of $124,800 on a bi-weekly basis and is eligible to participate in any bonus to employees at the discretion of the Board of Governors.

Effective November 25, 2008, we entered a letter agreement with CFO Systems, LLC and Brett L. Frevert. Under the letter agreement, CFO Systems provided financial and consulting services to us at a rate of $130 per hour. The consulting services included providing day-to-day leadership and oversight for our finance department; CFO-level expertise in areas such as the annual audit, SEC filings, reports to members, lender reporting and tax filings; and strategic planning, forecasting, and budgeting. The letter agreement contemplated a minimum of 500 hours of service and up to 800 hours of service. In connection with the letter agreement, Mr. Frevert agreed to serve as our Interim Chief Financial Officer.  On November 24, 2010, the Board of Governors terminated the Letter Agreement with CFO Systems, LLC and Mr. Frevert’s service as our Interim Chief Financial Officer ended concurrently with the termination of the Letter Agreement.

Lucas Schneider, our current Chief Financial Officer, is currently paid an annual base salary of $85,000.  The Company has not entered into an employment agreement with Mr. Schneider.

Our agreements with Messrs. Ferguson and Frevert did not provide for severance or any other compensation following termination of the employment or services.

GOVERNOR COMPENSATION

For fiscal year 2010 service, each governor received $1,500 per full quarter of board service.  Additionally, each governor received $250 for each board meeting attended (whether in person or telephonically).  Each committee member also received $250 for each committee meeting attended in person and $200 for each special meeting attended in person.  Mr. Ferguson, the Board President and our Chief Executive Officer, received the same retainer and per meeting fees as the other non-employee governors.  Members of our Board of Governors are also reimbursed for reasonable expenses included in carrying out their duties as governors, including mileage reimbursement for travel to meetings.

Also for fiscal year 2010, governors received an additional quarterly retainer for holding board officer positions, as follows: Board President, $2,500 per quarter; Board Vice President, $2,250 per quarter; Board Treasurer, $2,000 per quarter; Board Secretary, $1,750 per quarter.  Each officer of the board received an additional $250 for each meeting of the board attended either in person or telephonically. For fiscal year 2010, Robert J. Ferguson served as the President of the Board; Doug Schmitz served as the Vice President of the Board; Michael S. Kunerth served as the Treasurer of the Board; and David J. Woestehoff served as Secretary of the Board.

The following table shows for fiscal year 2010 the total compensation paid by us to each of our governors:

Name	Fees Earned or Paid in Cash ($) (1)
Robert J. Ferguson	$11,800
Doug Schmitz	$12,725
Michael S. Kunerth	$11,300
David J. Woestehoff	$11,300
David J. Bach	$8,850
Timothy O. Helgemoe	$9,250
Milton J. McKeown	$9,250
Robert J. Wolf	$8,600
David M. Reinhart	$8,750
Fagen, Inc. (2)	$1,200

(1)          Represents cash retainers and meeting fees for fiscal year 2010 as described above and total compensation to each governor.

(2)          Represents amounts paid by us to Fagen, Inc., an affiliate of Project Viking, in respect of the services of Chad A. Core during the portion of fiscal year 2010 from November 1, 2009 to Mr. Core’s removal on February 15, 2010 and the services of Matthew H. Sederstrom during the portion of fiscal year 2010 from his appointment on February 15, 2010 to October 31, 2010.  Each of Messrs. Core and Sederstrom were separately compensated by Fagen, Inc. for their service on our Board.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Transactions in Fiscal Year 2010

Since the beginning of fiscal year 2010, we have not entered into any transaction and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest, except as described in the “Executive Officers and Executive Compensation” section of this proxy statement or as described below.

Corn Transactions. In the ordinary course of business, we regularly enter into transactions to buy grain. From time to time, we may buy grain from related persons on the same basis as we buy grain from un-related parties. During fiscal year 2010, we purchased approximately $400,000 in grain from Robert J. Ferguson and approximately $19.1 million in grain from Schmitz Grain, Inc. Robert J. Ferguson is a governor and our Chief Executive Officer. Schmitz Grain, Inc. is controlled by Doug Schmitz, a governor.

Settlement of Design-Build Agreement Dispute with Fagen, Inc. In fiscal year 2010, we entered into a Mutual Release and Settlement Agreement with Fagen, Inc.  From October 2005 to September 2007, we paid Fagen, Inc. $77.5 million under the design-build agreement for our plant that we entered into in October 2005.  We retained approximately $3.8 million in payments to Fagen, Inc. under the design-build agreement and held this retainage subject to resolution of our claims under the design-build agreement through the arbitration action we commenced against Fagen, Inc. on September 18, 2009.  Effective July 2, 2010, we entered into entered into a Mutual Release and Settlement Agreement relating to the arbitration commenced against Fagen, Inc.  Under the terms of the Settlement Agreement, Fagen made a one-time cash payment to the Company, and released its claims to other amounts it claimed were owed by the Company under the design-build contract.  In the Settlement Agreement, each party provided the other with full releases of all claims in the arbitration, relating to the Company’s ethanol plant, or relating to the design-build contract, except for certain claims arising under the ICM license agreement, which license agreement continues in full force and effect following the Settlement Agreement.  In addition, one of the conditions to the effectiveness of the Settlement Agreement was the release of Roland J. Fagen by AgStar Financial Services, PCA from claims relating to and his obligations under his personal guaranty of $3.74 million of the Company’s indebtedness to AgStar under the Company’s master loan agreement.  Project Viking is owned by Roland J. (Ron) Fagen and Diane K. Fagen, each of whom hold 50% of the voting membership interests of Project Viking.  Mr. Fagen and Mrs. Fagen are the only persons controlling Project Viking, LLC.  All executive offices and directorships of Project Viking are held by either Mr. Fagen or Mrs. Fagen.

Process for Review, Approval or Ratification of Transactions with Related Persons

The charter of our Audit Committee provides that the Audit Committee is responsible for reviewing and approving the terms and conditions of all of transactions we enter into in which an officer, governor or any member holding greater than 5% or any affiliate of these persons has a direct or indirect material interest.  Our Code of Business Conduct and Ethics, which is applicable to all of our employees and governors, also prohibits our employees, including our executive officers, and our governors from engaging in conflict of interest transactions.  Requests for waivers by our executive officers and governors from the provisions of, or requests for consents by our executive officers and governors under, our Code of Business Conduct and Ethics must be made to the Audit Committee.

In addition, in December 2007, we adopted a formal related person transaction approval policy, which sets forth our policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the Securities and Exchange Commission.  Our policy applies to any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships in which our company is a participant and in which a related person has a direct or indirect interest.  Through the policy, the Audit Committee has also identified and pre-approved certain transactions with related persons, including:

•                  employment and compensation of our executive officers or governor compensation, if required to be reported in under the disclosure requirements of the Securities and Exchange Commission,

•                  payment of ordinary expenses and business reimbursements;

•                  transactions with another company in which the related party’s only relationship is as a non-executive officer, employee, governor/director or beneficial owner of less than 10% of the other company’s voting equity and in which the dollar amount does not exceed the greater of  $100,000 or 2% of the other company’s total revenues;

•                  any transaction with another company controlled by a related party or with a related party for the purchase by us of corn where (A) the amount of corn sold in the transaction does not exceed 200,000 bushels; (B) the contract for delivery of the corn specifies a delivery date of not more than sixty (60) days from the date of the contract; (C) the price per bushel is fixed at the time of the contract; and (D) where the amount paid per bushel or other material terms of the transaction are based on consideration or criteria generally applicable to other sellers of corn of a like quality and quantity, given the conditions of the grain markets at the time of sale;

•                  charitable contributions in which the dollar amount does not exceed $100,000 or 2% of the charitable organization’s receipts if the related party’s only relationship is as a non-executive officer, employee or a governor/director;

•                  payments made under our articles of organization, member control agreement, insurance policies or other agreements relating to indemnification;

•                  transactions in which our members receive proportional benefits; and

•                  transactions that involve competitive bid, banking transactions and transactions where the terms of which are regulated by law or governmental authority.

The Audit Committee must approve any related person transaction subject to this policy before commencement of the related party transaction.  If pre-approval is not feasible, the Audit Committee may ratify, amend or terminate the related person transaction.  The Audit Committee will analyze the following factors, in addition to any other factors the Committee deems appropriate, in determining whether to approve a related party transaction:

•                  whether the terms are fair to us;

•                  whether the terms of the related party transaction are no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

•                  whether the related party transaction is material to us;

•                  the role the related party has played in arranging the transaction;

•                  the structure of the related party transaction;

•                  the interests of all related parties in the transaction;

•                  the extent of the related party’s interest in the transaction; and

•                  whether the transaction would require a waiver of our Code of Business Conduct and Ethics.

The Audit Committee may, in its sole discretion, approve or deny any related person transaction.  Approval of a related person transaction may be conditioned upon our company and the related person taking such precautionary actions, as the Audit Committees deems appropriate.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

Boulay, Heutmaker, Zibell & Co. P.L.L.P., independent certified public accountants, served as our independent registered public accounting firm for the fiscal year ended October 31, 2010. The Audit Committee has selected Boulay, Heutmaker, Zibell & Co. P.L.L.P. to serve as our independent registered public accounting firm for the year ending October 31, 2011.

Representatives of Boulay, Heutmaker, Zibell & Co. P.L.L.P. are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so.  In addition, representatives will be available to respond to appropriate questions.

Accountant Fees and Services

The following is an explanation of the fees billed to us by Boulay, Heutmaker, Zibell & Co. P.L.L.P. for professional services rendered for the fiscal years ended October 31, 2010 and October 31, 2009, which totaled $173,870 and $183,289, respectively.

Audit Fees. The aggregate fees billed to us for professional services related to the audit of our annual financial statements, review of financial statements included in our reports with the Securities and Exchange Commission, or other services normally provided by Boulay, Heutmaker, Zibell & Co. P.L.L.P. in connection with statutory and regulatory filings or engagements for the fiscal years ended October 31, 2010 and October 31, 2009 totaled $149,300 and $169,758, respectively.

Audit-Related Fees. The aggregate fees billed to us for professional services for assurance and related services by Boulay, Heutmaker, Zibell & Co. P.L.L.P. that were reasonably related to the performance of the audit or review of our financial statements and were not reported above under “Audit Fees” for the fiscal year ended October 31, 2010 were $10,330, which includes fees related to equity transaction, contractor settlement, and internal control compliance.  There were no audit-related fees not included with audit fees for the fiscal year ended October 31, 2009.

Tax Fees. The aggregate fees billed to us by Boulay, Heutmaker, Zibell & Co. P.L.L.P. for professional services related to tax compliance, tax advice, and tax planning for the fiscal year ended October 31, 2010 and October 31, 2009 totaled $14,240 and $13,531, respectively.

All Other Fees. For the fiscal year ended October 31, 2010 and October 31, 2009, there were no fees billed to us by Boulay, Heutmaker, Zibell & Co. P.L.L.P. for professional services or products not previously disclosed.

Audit Committee Pre-Approval Policies

We have adopted pre-approval policies and procedures for the Audit Committee that require the Audit Committee to pre-approve all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors, except that the Audit Committee may delegate the authority to pre-approve any engagement or service less than $10,000 to one of its members, but requires that the member report such pre-approval at the next full Audit Committee meeting. The Audit Committee may not delegate its pre-approval authority for any services rendered by our independent auditors relating to internal controls. These pre-approval policies and procedures prohibit delegation of the Audit Committee’s responsibilities to our management. Under the policies and procedures, the Audit Committee may pre-approve specifically described categories of services which are expected to be conducted over the subsequent twelve months on its own volition, or upon application by management or the independent auditor.

All of the services described above for fiscal year 2010 were pre-approved by the Audit Committee or a member of the committee before Boulay, Heutmaker, Zibell & Co. P.L.L.P. was engaged to render the services.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our governors, officers and persons who own more than 10% of our units to file reports of ownership and changes in ownership in our units with the Securities and Exchange Commission, and to furnish us with copies of the reports. Based on our review of such reports, we believe that our governors, officers and owners of 10% or more of our units timely filed all required Section 16(a) reports during our fiscal year ended October 31, 2010.

PROPOSAL 1:

AMENDMENT TO FIRST AMENDED AND RESTATED

ARTICLES OF ORGANIZATION AND

MEMBER CONTROL AGREEMENT

General

On July 29, 2011, the Board of Governors unanimously approved, subject to member approval, amendments to the First Amended and Restated Articles of Organization and Member Control Agreement of Heron Lake BioEnergy, LLC to increase the number of authorized Class A Units from 35,000,000 units to 65,000,000 units and automatically convert each Class B Unit issued and outstanding as of the date of the Annual Meeting to a Class A Unit.

Under our First Amended and Restated Articles of Organization and Member Control Agreement, we are authorized to issue up to 50,000,000 capital units.  Of the total number of authorized capital units, 25,000,000 capital units are designated as Class A Units and 15,000,000 capital units are designated as Class B Units. The remaining 10,000,000 authorized capital units that are not designated as Class A Units or Class B Units may be designated as Class A Units or Class B Units by resolution of the Board of Governors, provided that the resolution is filed with the Minnesota Secretary of State before the acceptance of any capital contributions with respect to such capital units.  On April 11, 2007, the Board of Governors adopted resolutions designating as Class A units the 10,000,000 authorized units that were not previously designated as Class A Units or Class B Units.  On April 13, 2007, a statement of designation was filed with the Minnesota Secretary of State with respect to this designation by the Board of Governors.  Accordingly, our current authorized capital consists of 50,000,000 capital units, of which 35,000,000 are designated as Class A Units and 15,000,000 are designated as Class B Units.

As of July 29, 2011, we have 30,208,074 Class A Units and 7,000,000 Class B Units issued and outstanding for an aggregate total of 37,208,074 capital units issued and outstanding.  All 7,000,000 of the issued and outstanding Class B Units were issued pursuant to a subscription agreement with Project Viking, LLC dated May 19, 2011.  There are no differences in the rights and obligations between holders of Class A units and Class B units. The Board of Governors may accept capital contributions on our behalf and authorize the issuance of additional units, without member approval, on such terms and conditions as the Board of Governors and the person acquiring the units may agree.

On July 29, 2011, the Board of Governors also unanimously approved, subject to member approval, amendments to the First Amended and Restated Articles of Organization and Member Control Agreement of Heron Lake BioEnergy, LLC to fix the number of governors serving on the Board of Governors at nine (9), adjust the appointment rights of Project Viking to reflect the May 19, 2011 Subscription Agreement between Heron Lake BioEnergy and Project Viking, and re-stagger the terms of the elected governors serving on the Board of Governors.  These amendments reflect the agreements made in the May 19, 2011 Project Viking Subscription Agreement.

Purpose of Increasing Authorized Class A Units

The purpose of increasing the authorized number of Class A Units by 15,000,000 units is to provide for a sufficient level of Class A Units to permit the offer and sale of up to 16,500,000 capital units to existing unit holders, other than Project Viking, and to provide the Board of Governors greater flexibility in connection with our capital structure, possible future financing requirements and other corporate matters.  The Board also believes that having sufficient shares remaining available for use will enable the Board of Directors to act quickly to take advantage of various business opportunities.

As part of the May 19, 2011 Project Viking subscription agreement we accepted, Project Viking agreed and consented to the Company’s offer and sale of up to 16,500,000 capital units to our existing unit holders (other than Project Viking) at a price of $0.50 per unit, the same price at which Project Viking purchased 7,000,000 units ($3,500,000) from the Company under the May 19, 2011 subscription agreement.  Because the Company does not have enough remaining authorized but unissued Class A units to make such offer and sale, we are seeking amendments to increase the number of authorized Class A units.  No further authorization for the issuance of the additional authorized units by unit holders is required under the Articles or the Member Control Agreement nor will it be solicited.

Purpose of Other Amendments

As part of its May 19, 2011 subscription agreement, Project Viking required that the Board agree to establish the number of governors at nine (9), and to submit an amendment to the Member Control Agreement to the members to fix the number of governors serving the Company at nine (9).  Currently, under Section 5.3(a)(ii) of the Member Control Agreement, the number of governors serving the Company shall be established by the initial Board and thereafter may be changed by the Board from time to time, in each case having due consideration for the equitable representation of the membership, provided that (A) the number of Governors shall not be less than seven (7) nor more than eleven (11), (B) the number of Governors shall not be less than the number of Governors subject to appointment, and (C) the Board may not act so as to shorten the term of a Governor previously elected.  Pursuant to this authority, the Board of Governors agreed to establish the number of governors serving the Company immediately following the 2011 Annual Meeting at nine (9).

Under our current Member Control Agreement, any member who, together with such member’s affiliates, holds 9% or more of the units outstanding is entitled to appoint one governor to the board for every 9% of units held.  Project Viking, LLC owns approximately 43% of our units that are issued and outstanding and has the right to appoint four (4) Governors to the Company’s Board of Governors under the Member Control Agreement.  Notwithstanding this appointment right, pursuant to the terms of its subscription agreement with the Company dated May 19, 2011, Project Viking agreed it will only appoint three (3) Governors to the Board until the next annual or special member meeting of the Company.  In addition, Project Viking agreed in the subscription agreement that, notwithstanding the appointment right of one (1) governor to the Board for every 9% of units held, Project Viking shall not be entitled to appoint a majority of governors to the Board unless it owns a majority of the units outstanding.  Specifically, Project Viking agreed it shall not be entitled to appoint five (5) governors if it holds forty-five percent (45%) or more of the Units outstanding but less than a majority of the Units outstanding.  Accordingly, Project Viking has appointed three governors under this provision: David M. Reinhart, Nick Bowdish and Steven H. Core.  Effective as of the date of the Annual Meeting, we expect Project Viking will name its fourth appointee to our Board of Governors.

The proposed amendments to our Member Control Agreement establish the number of governors serving on the Board at nine (9) governors and maintain a Board appointment right of one governor for every 9% of the Company’s units held by a member and its affiliates, subject to the foregoing limitations.  Agreed to by Project Viking in its May 19, 2011 Subscription Agreement.

Additionally, under our Member Control Agreement, the terms of elected governors must be staggered so that approximately one-third of such governors are elected at each annual meeting of members.  With the Board size reduced to nine governors and Project Viking having the right to appoint four of those governors, there are no open Board seats subject to election at the Annual Meeting.  In order to achieve the staggering requirement contemplated by our Member Control Agreement, the Board of Governors approved an amendment to our Member Control Agreement that allows for an implementation period with one-year and two-year terms for governors elected at the 2012 Annual Meeting of Members such that one-third of the elected governors (or as nearly as possible) will be elected at the 2013 Annual Meeting of Members and at each annual meeting thereafter.

Effect of Proposal

If this proposal is approved, there will be a sufficient number of Class A Units to permit the offer and sale of up to 16,500,000 capital units to existing unit holders, other than Project Viking, and leave additional Class A units available for potential future issuances.  Any future issuance of additional Class A Units could have a dilutive effect on the net tangible book value per unit of the outstanding capital units and could decrease the relative voting power of current unit holders.  Heron Lake BioEnergy does not currently have any material commitments, arrangements, or understanding which would require the issuance of additional Class A Units, other than as described in this Proxy Statement.

Under the terms of the May 19, 2011 subscription agreement between Heron Lake BioEnergy and Project Viking, no unit holder may purchase more than 77.73% of the units currently held by the unit holder in the additional unit offer, subject to customary and reasonable rounding procedures.  The 77.73% is the same percentage that the additional units by Project Viking at $0.50 per unit bore to the units it held prior to the purchase.  Other than the foregoing, unit holders will have no preemptive rights with respect to the additional authorized units.

The Board is not aware of any present threat or attempt to gain control of Heron Lake BioEnergy and this Proposal 1 is not in response to any such action nor is it being presented with the intent that it be utilized as a type of anti-takeover device.  There is no established public trading market for our capital units and, effective July 2, 2010, our Board of Governors suspended approvals of any transfers of units pursuant to its authority under our Member Control Agreement, provided that related-party transfers without consideration will still be considered.

If this proposal is adopted, the Articles of Organization and Member Control Agreement would be amended as set forth in Appendix A and Appendix B, respectively.  Any additional changes to the Articles, as set forth in Appendix A, are non-substantive administrative changes to reflect that the members did adopt a member control agreement and to correct the Company’s registered office address.

Vote Required

Approval of Proposal 1: Amendment to First Amended and Restated Articles of Organization and Member Control Agreement requires the affirmative vote of the holders of a majority in interest of the members, represented in person or by proxy.  “Majority in interest” means members holding more than 50% of the units then held by all members.  Because there is an aggregate total of 37,208,074 Class A and Class B units held by all members, the affirmative vote of members holding 18,604,038 units, represented in person or by proxy, is required for approval of Proposal 1.

The Board of Governors Recommends
Members Vote FOR

Proposal 1: Amendment to First Amended and Restated

Articles of Organization and Member Control Agreement

MEMBER PROPOSALS FOR 2012 ANNUAL MEETING

The proxy rules of the Securities and Exchange Commission permit equity owners of a company, after timely notice to the company, to present proposals for action in the company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for action by equity owners and are not properly omitted by company action in accordance with the proxy rules. The Heron Lake BioEnergy 2012 Annual Meeting of Members is expected to be held on or about March 20, 2012, and proxy materials in connection with that meeting are expected to be mailed on or about February 20, 2012. Member proposals prepared in accordance with the proxy rules must be received by us on or before October 23, 2011.

In addition, if we receive notice of a member proposal less than 45 days before the date on which we first mailed our materials for the prior year’s annual meeting, such proposal also will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Governors for our 2012 Annual Meeting of Members may exercise discretionary voting power with respect to such proposal.

ANNUAL REPORT AND AUDITED FINANCIAL STATEMENTS

An annual report of Heron Lake BioEnergy, LLC setting forth our activities and containing our financial statements for the fiscal year ended October 31, 2010 accompanies this Notice of Annual Meeting and proxy statement.

Members may receive, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended October 31, 2010, including financial statements schedules and amendments thereto, as filed with the Securities and Exchange Commission, by writing to: Heron Lake BioEnergy, LLC, 91246 390th Avenue, Heron Lake, Minnesota 56137, Attention: Chief Financial Officer, or by calling us at (507) 793-0077.

OTHER BUSINESS

At the date of this proxy statement, management knows of no other business that may properly come before the Meeting.  However, if any other matters properly come before the Meeting, the persons named in the enclosed form of proxy will vote the proxies received in response to this solicitation in accordance with their best judgment on such matters.

By Order of the Board of Governors

/s/ David J. Woestehoff

David J. Woestehoff
Secretary of the Board of Governors

Heron Lake, Minnesota
[ ], 2011

APPENDIX A

FIRST AMENDED AND RESTATED

ARTICLES OF ORGANIZATION

OF

HERON LAKE BIOENERGY, LLC

A LIMITED LIABILITY COMPANY ORGANIZED UNDER

MINNESOTA STATUTES, CHAPTER 322B

FIRST AMENDED AND RESTATED

ARTICLES OF ORGANIZATION

OF

HERON LAKE BIOENERGY, LLC

A LIMITED LIABILITY COMPANY ORGANIZED UNDER

MINNESOTA STATUTES, CHAPTER 322B

ARTICLE I

NAME AND REGISTERED OFFICE

The name of the limited liability company is Heron Lake BioEnergy, LLC.  The address of the registered office and principal place of business of the limited liability company is  ~~201 10~~91246 390th ~~Street~~Avenue, Heron Lake, Minnesota 56137, and its registered agent at that address is Robert J. Ferguson.

ARTICLE II

PURPOSE AND POWERS

The business and purpose of the limited liability company is (i) to engage in the development, financing, investment into, construction, ownership and operation of bio-energy facilities including ethanol production facilities, (ii) to pool, handle, deal, market, manufacture, process, or otherwise change the form or marketability of products of its members and others, including crops, livestock, and other agricultural products, (iii) to conduct any business and investment activity in which a limited liability company organized under the Minnesota Limited Liability Company Act and any successor statute thereto (the “Act”)  may lawfully be engaged, and (iv) to perform and conduct any and all activities necessary, related or incidental to the foregoing.  The limited liability company shall possess and may exercise all the powers and privileges granted to the limited liability company by the Act or by any other law, subject to any limitations provided in these Articles or in ~~a~~the member control agreement of the limited liability company adopted or amended in accordance with the Act (~~a~~the “Member Control Agreement”).

ARTICLE III

DURATION

Unless dissolved earlier according to law, the duration of the limited liability company shall be perpetual.

HERON LAKE BIOENERGY, LLC	FIRST AMENDED AND RESTATED
ARTICLES OF ORGANIZATION

ARTICLE IV

CAPITAL

Section 4.1            Authorized Capital Units; Designation of Class A and Class B Units.

(a)          The limited liability company is authorized to issue ~~50,000,000~~80,000,000 capital units.  Capital units are the unit of measurement to quantify a unit holder’s share of the profits and losses of the limited liability company, a unit holder’s right to receive distributions of the assets of the limited liability company, and, with respect to a member, any right of the member to vote on or participate in the management of the limited liability company and to information concerning the business and affairs of the limited liability company.

(b)          Of the total number of authorized capital units, ~~25,000,000~~65,000,000 capital units are hereby designated as Class A Units and 15,000,000 capital units are hereby designated Class B Units.  ~~The authorized capital units that are not designated herein as Class A or Class B Units may be designated as Class A Units or Class B Units by resolution of the Board of Governors, provided that a statement setting forth the name of the limited liability company and the text of the resolution and certifying the adoption of the resolution and the date of adoption shall be filed with the Secretary of State of the State of Minnesota before the acceptance of any capital contributions with respect to such capital units.  The resolution is effective when the statement has been filed with the Secretary of State.  A statement filed with the Secretary of State in accordance with this Section 4.1(b) shall not be considered an amendment of the Articles for purposes of Minnesota Statutes, Sections 322B.155 and 322B.383.~~

(c)          Subject to ~~a~~the Member Control Agreement, Class A Units and Class B Units will share profits and losses and distributions of assets equally on a per unit basis.

Section 4.2            Capital Contributions; Issuance of Units.

(a)          Each ~~capital unit~~Class B Unit issued and outstanding as of the date the amendments to these ~~amended and restated~~ Articles are adopted ~~in accordance with the Act~~by members at the 2011 annual meeting of the members of the limited liability company shall be and is hereby automatically converted into, and shall hereafter be deemed to be, a Class A Unit~~.~~  , and the books and records of the limited liability company shall be adjusted appropriately.

(b)          No member shall be obligated to make any additional capital contributions to the limited liability company or to pay any assessment to the limited liability company, other than the unpaid portion of such member’s written agreement to make capital contributions, and no capital units shall be subject to any mandatory assessment, requests or demands for capital.

~~(c)~~ (c) Additional capital units may only be issued in consideration of capital contributions.  The Board of Governors may accept capital contributions from members or persons seeking to become members, may authorize the limited liability company to enter into a written subscription agreement with such member or persons seeking to become members to make capital contributions for the purchase of capital units, and may cause the limited liability company to issue additional capital units to such persons in consideration of capital contributions to the limited liability company.  Subject to any consents, authorizations and requirements under these Articles or ~~a~~the Member Control Agreement, capital contributions and the issuance of additional capital units shall be made at such times and upon such terms and conditions as the Board of Governors and the person acquiring the capital units may agree.

~~(d)~~ (d) Upon acceptance of capital contributions and the issuance of additional capital units, the Board shall cause the books and records of the limited liability company to be adjusted appropriately.

ARTICLE V

MEMBERSHIP

Section 5.1            Members; Rights and Powers Generally.

(a)          Members of the limited liability company are persons who are described in and meet the membership requirements established in or pursuant to this Article V or ~~a~~the Member Control Agreement and who have not ceased to be a member pursuant to the provisions of this Article V or ~~such~~the Member Control Agreement.  As of the date these amended and restated Articles are effective in accordance with the Act, the members of the limited liability company are the persons who were members of the limited liability company immediately prior to such date as shown on the books and records of the limited liability company.

(b)                          Additional persons may, upon the approval of the Board, become members of the limited liability company: (i) by submitting a completed subscription agreement to subscribe for capital units in the association upon the terms and conditions as may be set forth in the subscription agreement, and the acceptance thereof by the limited liability company, (ii) by meeting any and all requirements of membership established in or pursuant to this Article V or ~~a~~the Member Control Agreement, (iii) by submitting an executed counterpart signature agreeing to be bound by ~~a~~the Member Control Agreement, (iv) by submitting payment of the purchase price for the number of capital units subscribed for in the subscription agreement, in accordance with the terms of the subscription agreement, and (v) upon being admitted as a member by the Board; or in any other manner authorized in or pursuant to ~~a~~the Member Control Agreement.  The Board may refuse to admit any person as a member in its sole discretion.

(c)          Transferees of capital units may become members provided they meet the membership requirements established in or pursuant to this Article V or ~~a~~the Member Control Agreement.

(d)          Each member of the limited liability company must own, or must have entered into a binding written agreement with and accepted by the limited liability company to subscribe for, a minimum of twenty five hundred (2,500) capital units, on and after the date that the limited liability company first issues capital units in connection with its closing on all or a portion of subscription agreements received and accepted in accordance with the terms of its initial public offering of capital units in the State of Minnesota or September 23, 2004, whichever occurs first.  Failure of any member to own or to subscribe for such minimum number of capital units on or after such date shall result in the automatic termination of membership of such person, without further notice or action by the limited liability company, and such person shall become and be a non-member holder of capital units, with such financial rights with respect to the capital units they own as provided for in and subject to these Articles or ~~a~~the Member Control Agreement.

(e)          Additional qualifications and requirements of membership may be established in ~~a~~the Member Control Agreement or by the Board acting under authority granted by ~~such~~the Member Control Agreement.

(f)           Other than the right to elect or appoint governors to the Board, no member, other than a member acting in his, her or its capacity as an officer of the limited liability company, has any right or power to take part in the management or control of the limited liability company or its business and affairs.  No member other than a member acting in his, her or its capacity as an officer of the limited liability company, has the authority or power to act for or on behalf of the limited liability company, to do any act that would be binding on the limited liability company, or to incur any expenditures on behalf of the limited liability company, except with the prior written consent of the Board.

(g)          No member shall have any voting right except with respect to those matters requiring a member vote or approval as specifically provided for in these Articles, in ~~a~~the Member Control Agreement, or as otherwise required by the Act.  Subject to ~~a~~the Member Control Agreement, members shall exercise their voting power in proportion to capital units held and shall be entitled to one vote for each capital unit held.

Section 5.2            Termination of Membership.  A member may not be expelled, provided that the failure of a member to comply with the membership requirements established in these Articles or in, or pursuant to authority granted by, a Member Control Agreement shall result in the termination of membership of such person.  The membership of a member in the limited liability company shall terminate upon the occurrence of events described in these Articles, in ~~a~~the Member Control Agreement, or as otherwise provided for in the Act, including resignation and withdrawal.  In the event a person ceases to be a member without having transferred all of the capital units owned by such person, such person shall lose all voting rights and shall be considered merely an assignee of the financial rights associated with the capital units held by such person, having only the rights of an unadmitted assignee.  Such person shall remain subject to the applicable provisions of these Articles and ~~a~~the Member Control Agreement with respect to such financial rights.  Such person shall have no right to any information or accounting of the affairs of the limited liability company, shall not be entitled to inspect the books or records of the limited liability company, shall not be entitled to vote on any matters reserved to the members, and shall not have any of the other rights of a member under these Articles, ~~a~~the Member Control Agreement, or the Act.  Further, such person shall not have the right to transfer such person’s capital units except by means of a transfer permitted by these Articles or ~~a~~the Member Control Agreement.

Section 5.3            Continuation of the Limited Liability Company.  The limited liability company shall not be dissolved upon the occurrence of any event that is deemed to terminate the continued membership of a member.  The limited liability company’s affairs shall not be required to be wound up.  The limited liability company shall continue without dissolution.

Section 5.4            No Obligation to Purchase Member’s Interest.  No member whose membership in the limited liability company terminates, nor any transferee of such member, shall have any right to demand or receive a return of such terminated member’s capital contributions or to require the purchase or redemption of the capital units owned by such terminated member.  The other members and the limited liability company shall not have any obligation to purchase or redeem the capital units or capital contributions of any such terminated member or transferee of any such terminated member.  No member whose membership has terminated shall be entitled to receive a distribution in complete redemption of the fair value of the capital units or capital contributions of such person (except as provided for in a dissolution and liquidation of the limited liability company), notwithstanding any provisions of the Act or any other provision of law.  As a material part of the consideration for continuing or becoming a member of the limited liability company, each member hereby waives any right, and expressly agrees that it intends for this provision to negate any entitlement to receive a distribution in complete redemption of the fair value of the capital units or capital contributions owned by such member upon an event that terminates the membership of such member which, in the absence of the provisions in these Articles, it may otherwise be afforded by the Act.

ARTICLE VI

BOARD OF GOVERNORS

Section 6.1            Number and Board.  The business and affairs of the limited liability company shall be managed by a Board of Governors of ~~not less than seven (7~~nine (9) persons, as further provided in ~~a~~the Member Control Agreement.  Governors shall be elected for the term, at the time and in the manner as ~~a~~the Member Control Agreement shall prescribe. The names and addresses of the members of the first Board of Governors of the limited liability company, who shall serve for such terms and in such manner as ~~a~~the Member Control Agreement shall prescribe or, in the absence of a Member Control Agreement, until the annual meeting of the members held in 2007, are as follows:

Name	Address

Robert J. Ferguson	P.O. Box 167 Heron Lake, MN 56137

Michael S. Kunerth	34858 150th Street Brewster, MN 56119

David J. Woestehoff	15466 West 270th Street Belle Plaine, MN 56011

David J. Bach	27817 351st Avenue Henderson, MN 56044

Merrill Grisham	48834 226th Street Gaylord, MN 55334

Timothy O. Helgemoe	16087 Henry Drive Utica, MN 55979

Milton J. McKeown	P.O. Box 201 Heron Lake, MN 56137

Doug Schmitz	P.O. Box 175, Highway 30 Currie, MN 56123

Robert Wolf	748 Kentucky Avenue Adrian, MN 56110

Section 6.2            Limitation of Governor’s Liability.  No governor of the limited liability company shall be personally liable to the limited liability company or its members for monetary damages for breach of fiduciary duty by such governor; provided, however, that this Article shall not eliminate or limit the liability of a governor to the extent provided by applicable law (i) for a breach of the governor’s duty of loyalty to the limited liability company or its members; (ii) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of law; (iii) for knowing violations of securities laws section 80A.23 of Minnesota Statutes or for illegal distributions; (iv) for a transaction from which the governor derived an improper personal benefit; or (v) for an act or omission occurring prior to the effective date of this Article.  It is the intention of the members of the limited liability company to limit or eliminate the personal liability of governors of the limited liability company to the greatest extent permitted under Minnesota law.

If amendments to Minnesota Statutes are passed after this Article becomes effective which authorize limited liability companies to act to further limit or eliminate the personal liability of governors of a limited liability company, then the liability of governors of the limited liability company shall be limited or eliminated to the greatest extent permitted by Minnesota Statutes, as so amended.  No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any governor of the limited liability company for or with respect to any acts or omissions of such governor occurring prior to such amendment or repeal.

ARTICLE VII

LIMITED LIABILITY

Except as otherwise expressly agreed to under a separate written agreement, the debts, liabilities and obligations of the limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member of the limited liability company shall be personally liable for the acts, debts, obligations or liabilities of the limited liability company merely on the account of that status.  The failure of the limited liability company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under these Articles, ~~a~~the Member Control Agreement, or the Act shall not be grounds for imposing liability on the members of the limited liability company for any debt, obligation or liability of the limited liability company.

ARTICLE VIII

NO CUMULATIVE VOTING

The members of the limited liability company shall not be entitled to cumulate their voting power for the election of governors.

ARTICLE IX

NO PREEMPTIVE RIGHTS

The members of the limited liability company shall have no preemptive rights to make contributions pursuant to Minnesota Statutes, Section 322B.33 or any similar provisions of future law.

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Adopted effective June 30, 2004

Amended effective August     , 2011

APPENDIX B

HERON LAKE BIOENERGY, LLC

A Minnesota Limited Liability Company

MEMBER CONTROL AGREEMENT

(Contains Restrictions On

Transfer Of Interests)

HERON LAKE BIOENERGY, LLC	MEMBER CONTROL AGREEMENT

SECTION 2

CAPITAL AND INTERESTS

2.2          Authorized Capital Units; Designation of Class A and Class B Units.

(a)           The Company is authorized to issue ~~50,000,000~~80,000,000 Units.

(b)           Of the total number of authorized Units, ~~25,000,000~~65,000,000 Units are hereby designated as Class A Units and 15,000,000 Units are hereby designated Class B Units.  ~~The authorized Units that are not designated herein as Class A or Class B Units may be designated as Class A Units or Class B Units by resolution of the Board, provided that a statement setting forth the name of the Company and the text of the resolution and certifying the adoption of the resolution and the date of adoption shall be filed with the Secretary of State of the State of Minnesota before the acceptance of any Capital Contributions with respect to such Units.  The resolution is effective when the statement has been filed with the Secretary of State.  A statement filed with the Secretary of State in accordance with this Section 2.2(b) shall not be considered an amendment of the Articles for purposes of Minnesota Statutes, Sections 322B.155 and 322B.383.~~Each Class B Unit issued and outstanding as of the date the amendments to this Agreement are adopted by members at the 2011 annual meeting of the members of the Company shall be and is hereby automatically converted into, and shall hereafter be deemed to be, a Class A Unit, and the books and records of the Company shall be adjusted appropriately.

(c)           The rights of Class A and Class B Units are established herein.

SECTION 5

MANAGEMENT AND OPERATIONS

5.3          The Board of Governors.

(a)           Number, Qualification and Term of Office.

(i)            Initial Board of Governors.  Governors shall be elected or appointed by the Members at the times, in the manner and for the terms as prescribed by this Agreement.  The initial Governors of the Company comprising the initial Board, who shall serve for such terms and in such manner as prescribed by this Agreement, are the following persons:

Robert J. Ferguson	Timothy O. Helgemoe
Michael S. Kunerth	Milton J. McKeown
David J. Woestehoff	Doug Schmitz
David J. Bach	Robert Wolf
Merrill Grisham

and such other eligible natural persons designated as an initial Governor by the initial Board.  The number of initial Governors serving the Company shall be established by the initial Board, provided that the number of initial Governors shall not be less than seven (7) nor more than thirteen (13).

(ii)           Board of Governors following Financial Closing.  Commencing on the next business day following Financial Closing, the Board shall be composed of the Governors subject to appointment by certain Members pursuant to Section 5.3(a)(iv) below, if any, and the Governors subject to election by the Members pursuant to section 5.3(a)(iii) below, if any.  The number of Governors serving the Company immediately following ~~Financial Closing shall be established by the initial Board and thereafter may be changed by the Board from time to time, in each case having due consideration for the equitable representation of the membership, provided that (A) the number of Governors shall not be less than seven (7) nor more than eleven (11), (B) the number of Governors shall not be less than the number of Governors subject to appointment by certain Members pursuant to Section 5.3(a)(iv) below, and (C) the Board may not act so as to shorten the term of a Governor previously elected (the initial Governors and Governors designated to serve following Financial Closing pursuant to Section 5.3(a)(iii) below shall not be considered “previously elected” Governors for purposes of the foregoing clause)~~the annual meeting of the members held in 2011 shall be nine (9) Governors.

(iii)          Election of Governors; Terms.  Beginning at the annual meeting of the Members to be held in 2007 (“2007 Annual Meeting”), Governors shall be elected by the Members in such manner and for such terms as prescribed by this Agreement, subject to the right of certain Members to appoint Governors to the extent provided by Section 5.3(a)(iv) below.  A Member who is entitled to appoint one or more Governors pursuant to Section 5.3(a)(iv) below and such Member’s Affiliates shall not be entitled to vote for the election (or removal) of Governors by the Members, as their right to representation exists in their right of appointment.  Except as otherwise provided herein, all Governors elected by the Members shall serve three-year terms and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.  In order to preserve continuity of governance and the harmonious transition of the ~~initial Governors to the elected Governors, the initial Board shall designate from among its members the Governors subject to election by the Members pursuant to this Section 5.3(a)(iii) to serve on the Board following Financial Closing until their successors are duly elected and qualified, and~~reduction of the number of Governors serving the Company from eleven (11) Governors to nine (9) Governors, the terms of the Governors ~~so designated~~elected at the annual meeting of the members to be held in 2012 shall be staggered such that one-third of ~~such~~the elected Governors (or as nearly as possible) shall be elected annually by the Members at the ~~2007 Annual Meeting~~annual meeting of members to be held in 2013 and continuing each year thereafter.  The Board shall adopt nomination, reporting and other election procedures in advance of the ~~2007 Annual Meeting~~annual meeting to be held in 2012 to achieve the desired staggered effect and election matters prescribed by this Agreement.

(iv)          Appointed Governors.  Any Member who, together with such Member’s Affiliates, holds nine percent (9%) or more of the Units outstanding shall be entitled to appoint one Governor (each, an “Appointed Governor”) to the Board for every 9% of Units held, up to the right to appoint a maximum of four Governors by any Member who, together with such Member’s Affiliates, holds thirty-six percent (36%) or more of the Units outstanding but less than a majority of the Units outstanding.  No Member who, together with such Member’s Affiliates, holds forty-five percent (45%) or more of the Units outstanding but less than a majority of the Units outstanding shall be entitled to appoint a majority of the Governors to the Board, notwithstanding the fact that such Member together with such Member’s Affiliates owns forty-five percent (45%) or more but less than a majority of the Units outstanding.  Any Member who, together with such Member’s Affiliates, holds a majority of the Units outstanding shall be entitled to appoint a majority of the Governors (five (5) Governors) to the Board of Governors.  In determining the appointment rights of Members and their Affiliates under this Section 5.3(a)(iv), Members and their Affiliates shall be counted only once, and the right of appointment accrues only on whole blocks of 9%, subject to the foregoing limitations.  For example, a Member who, together with such Member’s Affiliates, holds 17% of the Units outstanding would be entitled to appoint only one Governor.  A Member and such Member’s Affiliates shall agree among themselves on how the appointment rights provided in this Section 5.3(a)(iv) shall be exercised, and shall notify the Board of such agreement.  If any Member has the right to appoint more than one Governor under this Section 5.3(a)(iv), the voting power of all Governors such Member has the right to appoint may be exercised by any one or more such Appointed Governors, as further described in Section 5.3(i) below.  An Appointed Governor shall serve indefinitely at the pleasure of the Member appointing him or her (so long as such Member and its Affiliates continue to hold a sufficient number of Units to maintain the applicable appointment right) until a successor is appointed, or until the earlier death, resignation or removal of the Appointed Governor.  An Appointed Governor may be removed for any reason by the Member appointing him or her, upon written notice to an officer of the Board, which notice may designate and appoint a successor Governor to fill the vacancy, and which notice may be given at a meeting of the Board attended by the person appointed to fill the vacancy.

(v)           Qualification.  The initial Governors of the Company may but need not be Members, provided that a majority of the initial Governors must be Members or elected or appointed representatives of Members that are not natural persons.  The participation of non-member Governors in the management and decisions of the Board prior to the Effective Date of this Agreement is hereby confirmed and ratified in all respects.  Following the 2007 Annual Meeting, all Governors subject to election by the Members must be Members or elected or appointed representatives of Members that are not natural persons.  The provisions of this Section 5.3(a)(v) shall not apply to Appointed Governors.

Heron Lake BioEnergy, LLC
91246 390th Avenue	PROXY
Heron Lake, Minnesota 56137
(507) 793-0077	2011 ANNUAL MEETING OF MEMBERS

The undersigned hereby appoints Doug Schmitz and Michael S. Kunerth, or any of them, with power of substitution to each, as attorneys and proxies, and hereby authorizes them to represent the undersigned at the Annual Meeting of Members of Heron Lake BioEnergy, LLC to be held [* * * * *], 2011, at [* * *] p.m. local time, at the Heron Lake Community Center, 312 10th Street, Heron Lake, Minnesota 56137, and at any adjournment(s) or postponement(s) thereof, and to vote, as designated below, all Class A and Class B units of Heron Lake BioEnergy, LLC held of record by the undersigned on July 29, 2011 and that the undersigned is entitled to vote at such Annual Meeting, hereby revoking all former proxies.

There are TWO WAYS to vote your PROXY.

Vote By Fax:  Mark, sign and date this Proxy and return it by facsimile to:  (507) 793-0078. If you vote by fax, please do not mail your Proxy.

Vote By Mail:  Mark, sign and date this Proxy and return it in the enclosed postage-paid envelope or return it to Heron Lake BioEnergy, LLC, 91246 390th Avenue, Heron Lake, Minnesota 56137.  If you vote by mail, please do not fax your Proxy.

To be voted at the Annual Meeting, your Proxy must be received by
5:00 p.m. local time on [* * * * *], 2011.

PLEASE RETURN YOUR PROXY AS SOON AS POSSIBLE.

1.               Approval of amendments to the First Amended and Restated Articles of Organization and the Member Control Agreement to:

(a) increase the number of authorized Class A Units by 30,000,000 units;

(b) automatically convert each issued and outstanding Class B Unit to a Class A Unit;

(c) fix the number of governors serving on the Board of Governors at nine (9);

(d) adjust the appointment rights of Project Viking to reflect the May 19, 2011 subscription agreement between Heron Lake BioEnergy and Project Viking; and

(e) re-stagger the terms of the elected governors serving on the Board of Governors.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In the event that any other matters properly come before the Annual Meeting calling for a vote of members, the persons named as proxies will vote in accordance with their best judgment on such other matters.

This Proxy, if properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this Proxy will be voted FOR Proposal 1.

Date: , 2011

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Signature(s) in Box

Please sign exactly as your name or names appear on HLBE records. If held in joint ownership, all persons must sign. Trustees, administrators, custodians etc., should include title and authority. Corporations, limited liability companies or other entities should provide full name of entity and title of authorized officer signing the Proxy.